                                                                     Exhibit 2.3

                          PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT is dated as of August 6, 2001, by and between JCP REALTY, INC., a Delaware corporation ("Seller"), and GGP-TUCSON MALL L.L.C., a Delaware limited liability company ("Purchaser").

                                R E C I T A L S
                                ---------------

     WHEREAS, Seller is the owner of a twenty-two and one-half percent (22.5%) interest as a tenant in common in and to the entire ground leasehold interest in certain real property located in Tucson, Arizona together with all improvements and fixtures located thereon and commonly known as Tucson Mall, other than the property owned by the Anchors (as hereinafter defined) at such mall (collectively hereinafter referred to as "Tucson Mall"); and

     WHEREAS, Seller desires to sell to Purchaser all of its interest in such property, both real and personal, which is related to such mall, and Purchaser desires to purchase such property, upon the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  Definitions
                                  -----------

1.1  Definitions.  For purposes of this Agreement, the following terms shall
     -----------
have the meanings indicated below:
     "ADA" shall mean the Americans With Disabilities Act, as amended.

     "Adjustable Tenant Charges" shall mean common or mall area maintenance (exterior and interior) charges, real estate taxes and assessments, property insurance charges and HVAC charges to the extent denominated as such in the Leases and the REA.

     "Affiliate" shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person specified.

     "Agreement" shall mean this Purchase and Sale Agreement, as amended or modified from time to time hereafter in accordance with the terms hereof.

     "Anchor" shall mean each Person identified in Schedule 1.1-1.
                                                   --------------

     "Anchor Subleases" shall mean those ground subleases identified in Schedule
                                                                        --------
1.1-2.
-----

     "Applicable Closing Fiscal Period" shall mean, with respect to any item which is prorated under Article VI, the calendar year (or other fiscal period for which such item is determined or assessed) during which the Closing Date occurs.

     "Assumed Contracts" shall mean all Contracts other than those identified in writing by Purchaser to Seller not less than five (5) business days prior to the Closing Date.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.3(a).

     "Books and Records" shall mean all records, books of account and papers in the possession or control of Seller relating to the construction, ownership, management and operations of the Property, including without limitation, architect's drawings, blue prints and as-built plans, maintenance logs, copies of warranties and guaranties, licenses and permits, instruction books, employee manuals, records and correspondence relating to insurance claims, financial statements, operating budgets, paper and electronic media copies of data and other information relating to the Property available from personal computers, structural, mechanical, geotechnical or other engineering studies, soil test reports, environmental reports, Underground Storage Tank reports, feasibility studies, appraisals, ADA surveys or reports, OSHA asbestos surveys, marketing studies, mall documents and compilations, lease summaries and originals and/or copies of the Ground Lease, the Leases, the REA and the Contracts and correspondence related thereto.

     "Casualty" shall mean any damage to or destruction of the Property or any portion thereof caused by fire or other casualty, whether or not insured.

     "Closing" shall have the meaning set forth in Section 5.1.

     "Closing Date" shall have the meaning set forth in Section 5.1.

     "Closing Documents" shall mean the Seller Closing Documents and Purchaser Closing Documents, collectively.

     "Closing Escrow Agreement" shall mean the escrow agreement for deposit of the Closing Documents by and among Seller, Purchaser and Escrow Agent, in the form of Exhibit C attached hereto.
        ---------

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Contract Party Consents" shall have the meaning set forth in Section 9.4.

     "Contracts" shall mean the service, maintenance and other contracts and concessions that are currently in effect and to which Seller is a party respecting the use, maintenance, development, sale or operation of the Property or any portion thereof (but excluding this Agreement, the Ground Lease, the Leases, the Permitted Exceptions and the REA) which are listed on Schedule
                                                                  --------
7.1(i), together with any additions thereto, modifications thereof or
------
substitutions therefor hereafter entered into in accordance with the provisions of this Agreement.

     "Defect" shall mean any Lien, encumbrance, easement, agreement, restriction, proceeding, lis pendens, notice, covenant, restriction, ordinance,
                         --- -------
code, rule, law, encroachment or exception to title that in Purchaser's sole opinion adversely affects the title to, value of, or use of the Property.

     "Disapproval Notice" shall have the meaning set forth in Section 3.2.

     "Earnest Money" shall have the meaning set forth in Section 2.2(a).

     "Earnest Money Escrow" shall have the meaning set forth in Section 2.2(a).

     "Escrow Agent" shall mean Chicago Title Insurance Company, 171 N. Clark Street, Chicago, Illinois 60601.

     "Environmental Laws" shall mean all federal, state and local statutes, ordinances, codes, rules, regulations, guidelines, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials, Underground Storage Tanks or the protection of human health or the environment, as any of the same may be amended from time to time, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S)9601 et. seq., as
                                                             --  ---
amended by the Superfund Amendments and Reauthorization Act or any equivalent state or local laws or ordinances; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901 et seq., as amended by the Hazardous and Solid
                             -- ---
Waste Amendments of 1984, or any equivalent state or local laws or ordinances; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C.
(S)136 et. seq. or any equivalent state or local laws or ordinances; the
       --  ---
Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.); the
                                                           -- ---
Emergency Planning and Community Right-to-Know Act ("EPCRA"), 42 U.S.C. (S)11001

et. seq. or any equivalent state or local laws or ordinances; the Toxic
--  ---
Substance Control Act ("TSCA"), 15 U.S.C. (S)2601 et. seq. or any equivalent
                                                  --  ---
state or local laws or ordinances; the Atomic Energy Act, 42 U.S.C. (S)2011 et.
                                                                            --
seq., or any equivalent state or local laws or ordinances; the Clean Water Act
---
(the "Clean Water Act"), 33 U.S.C. (S)1251 et. seq. or any equivalent state or
                                           --  ---
local laws or ordinances; the Clean Air Act (the "Clean Air Act"), 42 U.S.C.
(S)7401 et seq. or any equivalent state or local laws or ordinances; the
        -- ---
Occupational Safety and Health Act, 29 U.S.C. (S)651 et seq. or any equivalent
                                                     -- ---
state or local laws or ordinances.

     "Estoppels" shall mean the estoppel certificates to be obtained pursuant to
Section 9.3.

     "Execution Date" shall mean the date of this Agreement, which shall be the date that this Agreement, duly executed by Seller, is received by Purchaser.

     "Existing Financing" shall mean the loan in the original principal amount of $75,000,000.00, evidenced and secured by the Existing Loan Documents.

     "Existing Lender" shall mean Teachers Insurance and Annuity Association of America.

     "Existing Loan Documents" shall mean the loan documents described on

Exhibit G attached hereto and made a part hereof.
---------

     "Fixed and Other Tenant Charges" shall mean Rent other than Adjustable Tenant Charges, Sales Based Tenant Charges and advertising, marketing and promotional contributions.

     "Fixed and Other Tenant Charge Arrearages" shall mean Fixed and Other Tenant Charges due and payable prior to, but unpaid as of, the Closing Date.

     "GAAS" shall mean Generally Accepted Auditing Standards as promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants from time to time.

     "Ground Lease" shall mean that certain Ground Lease dated as of January 1, 1978, by and between Ground Lessor, as Landlord, and OWC, as Tenant, as amended by Ground Lease Amendment No. 1 dated as of June 25, 1980, Ground Lease Amendment No. 2 dated as of June 25, 1980, Ground Lease Amendment No. 3 dated as of June 25, 1980, Ground Lease Amendment No. 4 dated as of May 27, 1982, Ground Lease Amendment No. 5 dated as of December 5, 1985 and Ground Lease Amendment No. 6 dated as of November 15, 1990, pursuant to which OWC leased the Land from Ground Lessor.

     "Ground Lessor" shall mean DND Neffson Co., an Arizona general partnership.

     "Ground Lessor Consent" shall have the meaning set forth in Section 9.4.

     "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which (i) is now, or at any future time may be, regulated by the United States Government, the State of Arizona, any other state with jurisdiction, or any local governmental authority, or (ii) the exposure to, or manufacture, possession, presence, use generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of is prohibited, controlled or regulated by any Environmental Law, or
(iii) requires investigation or remediation under any Environmental Law, or (iv) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or (v) causes a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property, or (vi) could or does cause Seller or Purchaser to be liable for trespass. Such term includes, without limitation, any material or substance which is (1) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste" or any like or similar term under any applicable Environmental Law; (2) oil and petroleum products; (3) asbestos or asbestos-containing material as defined in the regulations of the Occupational Safety and Health Administration at 29 C.F.R. (S)1910.1001; (4) polychlorinated biphenyls; (5) radioactive material; (6) designated as a "toxic pollutant" or a "hazardous substance" pursuant to Sections 307 or 311 of the Clean Water Act; (7) defined as a "hazardous waste" pursuant to Section 1004 of RCRA; (8) defined as a "hazardous substance" pursuant to Section 101 of CERCLA;
(9) designated as a "hazardous chemical" substance or mixture pursuant to TSCA;
(10) designated as an "extremely hazardous" substance under Section 302 of EPCRA; (11) designated as a "priority pollutant" or "hazardous air pollutant" pursuant to the Clean Air Act; (12) designated as a hazardous chemical under the Occupational Safety and Health Act; (13) radon gas or other radioactive source material, including special nuclear material, and byproduct materials regulated under the Atomic Energy Act, 42 U.S.C. (S)2011 et. seq.; (14) subject to
                                               --  ---
regulation under FIFRA; (15) natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; or (16) infectious wastes or materials and pathogenic bacteria or other pathogenic microbial agents.

     "Improvements" shall mean improvements, structures, fixtures, facilities, installations, machinery and equipment, in, on, over or under the Land, including but not limited to the foundations and footings therefor, elevators, plumbing, air conditioning, heating, ventilating, mechanical, electrical and utility systems (except to the extent owned by a utility company), signs and light fixtures (except to the extent of trade fixtures and equipment owned by tenants under the Leases), doors, windows, fences, parking lots, walks and walkways and each and every other type of physical improvement to the extent owned or leased, in whole or in part, by Seller, located at, on or affixed to the Land.

     "Indemnified Party" shall have the meaning set forth in Section 10.3.

     "Indemnified Purchaser Persons" shall have the meaning set forth in Section 10.1.

     "Indemnified Seller Persons" shall have the meaning set forth in Section 10.2.

     "Indemnifying Party" shall have the meaning set forth in Section 10.3.

     "Land" shall mean those certain parcels of real estate described on Exhibit
                                                                         -------
A.
-

     "Leases" shall mean those leases, tenancies, concessions, licenses and occupancy agreements affecting, encumbering or relating to the Property (including, without limitation, the Anchor Subleases and the Outparcel Subleases) all of which are listed on Schedule 7.1(g), together with any
                                      ---------------
additions thereto, modifications thereof or substitutions therefor hereafter entered into in accordance with the provisions of this Agreement.

     "Liens" shall mean any liens, security interests, judgments or charges that encumber any part of the Land, the Improvements, or the Personal Property, including, but not limited to, mortgages, deeds of trust, mechanics, materialmen, judicial, tax or governmental liens, pledges, options, rights of first offer or first refusal or other similar items.

     "Lien Searches" shall mean a search report by an independent search firm acceptable to Purchaser of the Secretary of State records, county recorder records, local court records (federal, state, county and municipal) and such other official public records with respect to the Property that would disclose the presence of any Liens, bankruptcy proceedings, lis pendens or other matters
                                                   --- -------
affecting the Property or Seller.

     "Losses" shall mean with respect to any obligation to indemnify Seller, the Indemnified Seller Persons, Purchaser or the Indemnified Purchaser Persons, any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements, awards, penalties, costs or expenses, including, without limitation, reasonable attorneys' fees and expenses.

     "Missing Tenants" shall have the meaning set forth in Section 9.3.

     "Option Fee" shall mean the sum of Five Hundred Dollars ($500.00) which has previously been paid by Purchaser to Seller under the terms of that certain Option Agreement dated as of May __, 2001, between Seller and Purchaser.

     "Outparcel Subleases" shall mean those ground subleases identified in

Schedule 1.1-3.
--------------

     "OWC" shall mean Oracle-Wetmore Co., an Arizona limited partnership, and a tenant in common with respect to Tucson Mall.

     "Party" shall mean a party to the REA, an Anchor Sublease or a Contract (or the successor or assignee thereof) or a Tenant under a Lease or an Outparcel Sublease, in each case other than Seller.

     "Permitted Exceptions" shall mean the exceptions to title to the Property listed on Exhibit D attached hereto and made a part hereof.
          ---------

     "Person" shall mean any individual, corporation, partnership, limited liability company, governmental unit or agency, trust, estate or other entity of any type.

     "Personalty" shall mean all of the personal property, both tangible and intangible, owned by Seller and located in or upon or used exclusively in connection with the operation and maintenance of the Property, including without limitation fixtures; machinery; equipment; building supplies and materials; consumables; inventories; names, logos, trademarks, trade names and copyrights; all assignable licenses, permits and certificates of occupancy; all assignable guarantees or warranties (including performance bonds obtained by, or for the benefit of, Seller, pertaining to the ownership, construction or development of the Real Property or any part thereof); the Books and Records; computer and peripheral equipment; computer data contained in hard drives and on diskette; advertising materials; and telephone exchange numbers. Without limiting the foregoing, "Personalty" shall include the property listed on Schedule 1.1-4.
                                                             --------------
Personalty shall not include personal items belonging to Tenants or to employees of Seller, the rights of Seller in and to the Leases, the Contracts, the REA and the cash and the cash accounts of Seller (including any cash or cash accounts constituting the Security Deposits).

     "Promotional Association" shall have the meaning set forth in Section
7.1(l).

     "Property" shall mean (a) the Real Property, (b) the Personalty, (c) the rights and interests of Seller in, to and under all Leases, (d) the rights and interests of Seller in, to and under the REA, and (e) the rights and interests of Seller in, to and under the Assumed Contracts.

     "Purchaser Closing Documents" shall have the meaning set forth in Section 5.3.

     "Purchase Price" shall have the meaning set forth in Section 2.2.

     "Real Property" shall mean (a) the entire leasehold interest of Seller in and to the Land, (b) the interest of Seller as ground lessee under the Ground Lease, (c) the interest of Seller as ground sublessor under the Tusar Sublease and (d) the entire interest of Seller, both fee title and leasehold, in and to the Improvements, together with all of the estate, right, title and interest of Seller therein, and in and to: (i) any land lying in the beds of any streets, roads or avenues, open or proposed, public or private, in front of or adjoining the Land to the center lines thereof; (ii) any awards to be made in lieu thereof and in and to any unpaid awards for damage to the foregoing by reason of the change of grade of any such streets, roads or avenues; and (iii) all easements, rights, licenses, privileges, rights-of-way, strips and gores, hereditaments and such other real property rights and interests appurtenant to the foregoing (including, without limitation, all rights of Seller under the TIC Agreement and the REA).

     "REA" shall mean that certain Construction, Operation and Reciprocal Easement Agreement dated as of June 25, 1980 by and among OWC, as Developer, Carter Hawley Hale Stores, Inc., J.C. Penney Properties, Inc., Sears, Roebuck and Co. and Dayton-Hudson Corporation and recorded October 7, 1980 in Book 6380, Page 673, as supplemented and/or amended by (a) that certain Separate Agreement dated as of June 25, 1980 between OWC and Carter Hawley Hale Stores, as amended by Amendment No. 1 to Separate Agreement dated as of November 1, 1990, (b) that certain Supplemental Agreement dated as of June 25, 1980 between OWC and J.C. Penney Properties, Inc., as amended by Amendment No. 1 to Separate Agreement dated as of May 27, 1982, as further amended by Amendment No. 2 to Separate Agreement dated as of November 1, 1990, (c) that certain Separate Agreement dated as of June 25, 1980 between OWC and Sears, Roebuck and Co., as amended by Amendment No. 1 to Separate Agreement dated as of November 1, 1990, (d) that certain Separate Agreement dated as of June 25, 1980 between OWC and Dayton-Hudson Corporation, as amended by Amendment No. 1 to Separate Agreement dated as of November 1, 1990 among OWC, Dillard Department Stores, Inc. and Construction Developers, Incorporated, collectively successors-in-interest to Dayton-Hudson Corporation, (e) that certain Separate Agreement dated as of November 1, 1990 between OWC and The May Department Stores Company, (f) that certain Separate Agreement dated as of May 27, 1982 between OWC and Mervyn's, (g) that certain Amendment to and Restatement of Construction, Operation and Reciprocal Easement Agreement dated as of May 27, 1982 and recorded November 23, 1982 as Instrument No. 105787, Page 654, (h) that certain First Amendment of Amendment to and Restatement of Construction, Operation and Reciprocal Easement Agreement dated as of December 31, 1985 and recorded May 30, 1986 in Book 7795, Page 432, and
(i) Third Amendment to and Restatement of Construction, Operation and Reciprocal Easement Agreement dated as of November 1, 1990 and recorded November 19, 1990 in Book 8917, Page 1446, together with any additions thereto, modifications thereof or substitutions therefor hereafter entered into in accordance with the provisions of this Agreement.

     "REA Estoppel" shall have the meaning set forth in Section 9.3.

     "Regulations" shall mean the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Rental Taxes" shall have the meaning set forth in Section 9.5.

     "Rent Roll" shall have the meaning set forth in Section 7.1(e).

     "Rents" shall mean fixed, minimum, additional, percentage and overage rents, common area maintenance charges, advertising and promotional fees, insurance charges, rubbish removal charges, sprinkler charges, shoppers aid charges, water charges, utility charges, HVAC charges, amounts payable with respect to real estate and other taxes, and other amounts payable by any Party under the Leases (including, without limitation, the Outparcel Subleases), the REA and the Anchor Subleases.

     "Required Cure Items" shall have the meaning set forth in Section 3.2.

     "Sales Based Tenant Charges" shall mean Rent consisting of overage or percentage rent.

     "Security Deposits" shall have the meaning set forth in Section 6.8.

     "Seller Closing Documents" shall have the meaning set forth in Section 5.2.

     "Seller's Liabilities" shall have the meaning set forth in Section 2.3(b).

     "Substantial Casualty" or "Substantial Taking" shall mean a Casualty or Taking, as the case may be, where:

          (a) the condemnation award, or the proceeds payable under the applicable policy or policies of casualty insurance maintained by Seller, are insufficient, in the reasonable opinion of Purchaser, by more than $500,000 to fully repair the damage caused by such Casualty or Taking, unless Seller shall (at its sole option and without any obligation to do so) grant to Purchaser a credit equal to such deficiency; or

          (b) an Anchor shall, by reason of such Casualty or Taking, either terminate its Lease or its obligations under the REA, or cease operating at the Property (other than temporarily due to such damage and destruction, remodeling, renovation or any similar cause), or cease operating at the Property under the name under which it was operating immediately prior to such Taking or Casualty (as permitted by the provisions of such Lease or REA); or

          (c) the Ground Lease shall, by reason of such Taking, terminate, whether by its express terms or due to the action of the Ground Lessor or under the terms of any applicable law, rule, ordinance or regulation; or

          (d) the estimated time for repair or restoration, in the reasonable opinion of Purchaser, shall exceed six (6) months; or

          (e) in the case of a Taking, a taking with respect to such portion of the Real Property as, when so taken would, in the reasonable opinion of Purchaser, leave remaining a balance of the Real Property, which, due either to the area taken or the location of the part taken would not, under applicable zoning laws, building regulations and economic conditions then prevailing or otherwise, readily accommodate a new or restructured building or buildings of a type and size generally similar to the building or buildings existing on the date hereof, or would result in inadequate parking or lack of reasonable access to public roads.

     "Survey" shall mean an Urban ALTA/ACSM Land Title Survey of the Real Property by a surveyor licensed or registered in the State where the Real Property is located, made in compliance with and meeting the accuracy standards under the "Minimum Standard Detail Requirements for ALTA/ACSM Land Surveys" jointly established by the American Land Title Association and American Congress on Surveying and Mapping then in effect and containing Table A Optional Survey Responsibilities and Specifications 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11, 13, 14, 15 and 16; shall show the boundaries of each of the Land parcels; shall show no strips, gores or gaps within the boundaries of the Land; shall locate all easements created by recorded instruments (to the extent plottable) or visible on the Real Property and shall disclose any encroachment by any of the Improvements, or any other structures located on the Land, in violation of any such easements; shall contain a legal description of the Land; shall show the location of any adjacent public streets, disclosing access, if any, to the Land therefrom; shall show building line(s) and side yard line(s), if any; shall show the configuration and number of parking spaces on the Land; shall show the area of the Land; shall state whether the Land is located in an area designated by HUD as having special flood risks; and shall contain a certificate of the surveyor attesting to the accuracy of the Survey and its conformity to the requirements of the aforesaid Minimum Standard Detail Requirements, which certificate shall be directed to Seller, Purchaser and the Title Company, and to such other persons having an interest in the Property which Purchaser, Seller or the Title Company may designate.

     "Taking" shall mean a taking of all or any portion of the Land or the Real Property in condemnation or by exercise of the power of eminent domain or by an agreement in lieu thereof.

     "Tenant Estoppel" shall have the meaning set forth in Section 9.3.

     "Tenants" shall mean tenants, concessionaires, licensees and/or occupants under the Leases.

     "Tenant Services" shall mean all services supplied by or on behalf of Seller to Tenants for which Tenants are separately charged, other than services in the nature of common area maintenance.

     "Third Party Claim" shall have the meaning set forth in Section 10.3.

     "TIC Agreement" means that certain Amended and Restated Tenancy in Common Agreement dated as of April ___, 2001, among Seller, TMall and OWC.

     "TIC Parties Consent" shall have the meaning set forth in Section 9.12.

     "Title Commitment" shall mean the commitment for title insurance No. 020100628 issued by the Title Company to Purchaser with an effective date of May __, 2001.

     "Title Company" shall mean Chicago Title Insurance Company.

     "Title Policy" shall mean an ALTA Form B-1970 Owner's Policy of Title Insurance issued by the Title Company, dated the date and time of Closing and with policy coverage in an amount acceptable to Purchaser, insuring Purchaser as owner of good, marketable and indefeasible leasehold interest in and to the Land and fee title to the Improvements, subject only to the Permitted Exceptions, and affirmatively insuring as a part of Schedule A to such Title Policy Purchaser's rights under the REA or other appurtenant easements that benefit the Real Property and containing the following endorsements: an extended coverage endorsement over the general exceptions contained in the policy, an endorsement insuring against loss of title to the Property or the inability of the owner of the Property to maintain the improvements now located on the Property by reason of a violation of a covenant, condition or restriction of record affecting the Property, a location endorsement insuring the accuracy of the Survey, an endorsement insuring legal access to the Property from each of the streets bordering on the Property, and insuring that all such streets are dedicated public streets, a contiguity endorsement, a zoning 3.1 endorsement including coverage over parking, a tax parcel endorsement, a utility facility endorsement and such other endorsements requested by Purchaser.

     "TMall" shall mean TMall-WN, L.L.C., an Arizona limited liability company, and a tenant in common with respect to Tucson Mall.

     "Transactions" shall mean the transactions contemplated by this Agreement.

     "Tusar" shall mean TUSAR, Inc., an Ohio corporation.

     "Tusar Sublease" shall mean that certain Ground Sublease dated as of March 1, 2001, between Tusar, as Ground Sublessee, and OWC and Seller, collectively as Ground Sublessor, as supplemented and amended by that certain First Supplement to Ground Sublease dated as of April 16, 2001, between Tusar as Ground Sublessee, and Seller, TMall and OWC, collectively as Ground Sublessor.

     "Underground Storage Tanks" shall mean Underground Storage Tanks as defined in Section 9001 of RCRA and as used herein, such term shall also include (i) any farm or residential tank of 1,100 gallons or less capacity used for storing motor fuel for noncommercial purposes, (ii) any tank used for storing heating oil for consumption on the premises where stored, (iii) any septic tank and (iv) any pipes connected to any of the items described in clauses (i) through (iii).

     "Utility Deposits" shall have the meaning set forth in Section 6.8.

     1.2  References. All references in this Agreement to particular sections or
          ----------
articles shall, unless expressly otherwise provided, or unless the context otherwise requires, be deemed to refer to the specific sections or articles in this Agreement, and any references to "Exhibit" shall, unless otherwise specified, refer to one of the exhibits annexed hereto and, by such reference, be made a part hereof. The words "herein", "hereof", "hereunder", "hereinafter", "hereinabove" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or article hereof.

                                  ARTICLE II
                               Sale and Purchase
                               -----------------

     2.1  Purchase and Sale Contract. Upon the terms and subject to the
          --------------------------
conditions contained herein, at the Closing, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to the Property, free and clear of all Liens other than the Permitted Exceptions.

     2.2  Purchase Price. The purchase price for the Property (the "Purchase
          --------------
Price")shall be Forty Million Five Hundred Thousand and No/100 Dollars ($40,500,000.00) payable as follows:

          (a) On the date upon which both parties have received a fully-executed counterpart of this Agreement and the Earnest Money Escrow, Purchaser shall deposit with the Escrow Agent the sum of Two Hundred Twenty-Five Thousand and No/100 Dollars

($225,000.00) (the "Earnest Money") to be held as an earnest money deposit pursuant to the escrow agreement in the form of Exhibit B attached hereto and
                                                ---------
made a part hereof (the "Earnest Money Escrow"). All funds deposited in the Earnest Money Escrow shall be invested in interest-bearing or money-market accounts. Upon and subject to the occurrence of the Closing, all funds on deposit in the Earnest Money Escrow shall be transferred to Escrow Agent under the terms of the Closing Escrow Agreement, such amount to be applied in partial payment of the Purchase Price. The parties shall issue instructions to the Escrow Agent to effectuate the provisions of this Section 2.2(a). The provisions of this Section 2.2(a) shall survive the termination of this Agreement, however caused.

          (b) The balance of the Purchase Price, less the aggregate amount of the Earnest Money, less the Option Fee plus or minus applicable prorations described below, shall be deposited by Purchaser in escrow under the terms of the Closing Escrow Agreement in immediate, same-day federal funds (all or any part of which may be the proceeds of a loan) wired for credit into such account as Escrow Agent may designate on the Closing Date.

     2.3  Assumption of Liabilities.
          -------------------------

          (a) At the Closing, Purchaser shall assume (i) the contractual liabilities and obligations of Seller arising from and after the Closing Date under or in respect of the Ground Lease, the Tusar Sublease, the Leases (including any obligation to refund any Security Deposits), the REA, the Anchor Subleases and the Assumed Contracts (with the liability of Purchaser being limited in each case to the same extent, if any, as Seller's liability is limited thereunder), provided, however, that Purchaser shall not assume (and Seller shall retain) any liabilities and obligations that relate to or arise from any default, breach or claim which arose, accrued, occurred or existed prior to the Closing Date and (ii) other liabilities and obligations herein described to the extent Purchaser has received proration credit therefor. All of the obligations to be assumed by Purchaser pursuant to this Section 2.3(a) are hereinafter referred to as the "Assumed Liabilities".

          (b) Except as otherwise herein expressly provided, Purchaser is not assuming and shall not by virtue of the consummation of the Transactions be deemed to have assumed any liabilities or obligations of Seller, whether or not the same relate to the Property or were incurred in connection with the ownership, use, management or operation thereof by Seller or by its agents (collectively, "Seller's Liabilities"). Without limiting the foregoing, Seller's Liabilities shall include (i) all federal, state and local taxes of whatever kind and nature assessed against, incurred by or due from Seller or assessed against the Property and due and payable prior to the Closing Date (other than real estate taxes and assessments on real property for which Purchaser has received credit under Article VI), (ii) liabilities relating to any employees, employee benefit plans or collective bargaining agreements of Seller, including without limitation compliance with all applicable laws, rules and regulations in connection with employment, benefits and labor issues, severance obligations, and liabilities or expenses relating to the claims disclosed on Schedules 7.1(g), (h), (m) and (bb), and (iii) liabilities with respect to any litigation, proceedings or claims against Seller.

                                  ARTICLE III
                           Title Insurance and Survey
                           --------------------------

     3.1  Delivery of Updated Title Commitment, Lien Searches and Survey.
          --------------------------------------------------------------
Purchaser has received the Title Commitment. Within ten (10) days after the Execution Date, Seller, at Seller's sole cost and expense, shall cause the Title Company to deliver a current update of the Title Commitment to Purchaser. Within ten (10) days after the Execution Date, Seller, at Seller's sole cost and expense, shall deliver the Lien Searches to Purchaser. Within ten (10) days after the Execution Date, Seller, at Seller's sole cost and expense, shall cause the Survey to be delivered to Purchaser.

     3.2  Title Defects.  Within fifteen (15) days after receipt by Purchaser
          -------------
of the last to be received of the updated Title Commitment, the Lien Searches and the Survey, Purchaser shall notify Seller in writing (a "Disapproval Notice") of any Defects other than Permitted Exceptions that are objected to by Purchaser. With respect to any Defects noted in a Disapproval Notice, Seller (a) shall cause any such Defects which are monetary liens of a fixed and ascertainable amount that may be removed solely by the payment of money, including without limitation, mortgage liens, security interests, judgment and mechanics' liens (collectively hereinafter referred to as "Required Cure Items"), to be removed, cured or insured over at or prior to the Closing and shall deposit with the Title Company releases or other appropriate instruments, in recordable form, sufficient to cause the removal of such items from the title (provided, however, that in no event shall Seller be required to pay more than Twenty Million Dollars ($20,000,000.00) in the aggregate with respect to Required Cure Items), and (b) shall notify Purchaser in writing within ten (10) days after receipt of the Disapproval Notice whether Seller will cause all or any of such other Defects to be removed, cured or insured over at or prior to Closing, and Seller shall be deemed to have elected to remove, cure or insure over all other Defects by Closing if Seller does not notify Purchaser to the contrary in writing within such ten (10) day period. If Seller elects not to remove, cure or insure over all Defects, Purchaser may elect, in its sole discretion, (i) subject to satisfaction of the other conditions to Closing, to close the purchase of the Property, take title subject to the Defect noted in the Disapproval Notice that Seller elects not to remove, cure or insure over and deduct from the Purchase Price all costs incurred by Purchaser in connection with Purchaser's cure or removal of each Required Cure Item up to a maximum of Twenty Million Dollars ($20,000,000.00) in the aggregate for all of the Required Cure Items, or (ii) to terminate this Agreement, in which event the Earnest Money and all interest accrued thereon shall be immediately returned to Purchaser. Seller shall use commercially reasonable efforts to remove, cure or insure over all Required Cure Items and all Defects that Seller elects, or is deemed to have elected, to cure, remove or insure over. Seller shall have thirty
(30) days to remove, cure or insure over any Defect that it has elected to remove, cure or insure over (or is deemed to have elected to remove, cure or insure over). The Closing Date shall be extended as necessary to permit the parties to exercise their respective rights and obligations pursuant to this
Section 3.2. If any other update of the Title Commitment, or any update of the Lien Searches or the Survey at any time discloses any Defects which are not Permitted Exceptions and which were not previously disclosed, Purchaser shall deliver a Disapproval Notice to Seller within five (5) business days after receipt of such update and thereafter the rights and obligations of Seller and Purchaser shall be as set forth above in this Section 3.2 with respect to removal or cure of such new Defects. Notwithstanding anything to the contrary contained in this Agreement, any insurance obtained by Seller over a Defect or a

Required Cure Item shall be by endorsement to the Title Policy in form and substance reasonably acceptable to Purchaser.

     3.3  Purchaser's Options Upon Failure to Cure.  If any Defect that Seller
          ----------------------------------------
has elected to remove, cure or insure over (or is deemed to have elected to remove, cure or insure over) has not been removed or cured or insured over, in each case to Purchaser's reasonable satisfaction, at least five (5) days prior to Closing (as may be extended pursuant to Section 3.2 hereof), or provision for its removal, cure or insuring over by Closing has not been made to Purchaser's reasonable satisfaction, Purchaser may elect, in its sole discretion: (a) subject to satisfaction of the other conditions to Closing, to close the purchase of the Property, and take title subject to any Defects that have not been cured, removed or insured over at or before Closing (provided that such election shall not release Seller from its obligation to cure, remove or insure over Defects after the Closing or to provide for such cure, insurance over or removal by deposit of sufficient funds in an escrow account with the Title Company, which obligation shall survive the Closing); (b) subject to satisfaction of the other conditions to Closing, to close the purchase of the Property, cure or remove any Required Cure Items that have not been cured, insured over or removed by Seller, and deduct from the Purchase Price all actual costs incurred by Purchaser in connection with its cure or removal of any Required Cure Items; or (c) to terminate this Agreement, in which event the Earnest Money and all interest accrued thereon shall be immediately returned to Purchaser.

     3.4  Reinsurance.  Seller shall cause the Title Company to agree to
          -----------
reinsure portions of the risk covered by its title insurance policies with reinsurance companies reasonably satisfactory to Purchaser under standard ALTA forms of facultative reinsurance agreements.

                                  ARTICLE IV
                               Costs and Expenses
                               ------------------

     4.1  Costs of the Transactions.  Costs in connection with the Transactions
          -------------------------
shall be paid as follows:

          (a) Seller shall pay the cost of obtaining the Title Commitment, the updated Title Commitment and the Title Policy and the cost of recording any documents required to release, cure or remove Defects;

          (b)  Seller shall pay the cost of obtaining the Survey;

          (c) Purchaser shall pay the cost of recording the assignment of Seller's interest in the Ground Lease to Purchaser and the deed with respect to Seller's interest in the Improvements and Seller shall pay the cost of recording any other documents required to vest title to the Property in Purchaser;

          (d) Seller shall be solely responsible for the payment of any real property transfer taxes, gains taxes levied or imposed upon Seller or the Property as a result of the transfers to Purchaser, sales taxes levied or imposed upon Seller or the Property as a result of the transfers to Purchaser, documentary stamps and other taxes, fees or charges imposed in connection with the conveyance of the Property or any portion thereof;

          (e) Seller shall pay all filing fees and charges and any personal property sales taxes in connection with the transfer of the Personalty to Purchaser; and

          (f)  Seller shall pay the costs of the Lien Search.

     4.2  Escrow Costs.  The cost of the escrow created pursuant to the Earnest
          ------------
Money Escrow and the cost of the escrow created pursuant to the Closing Escrow Agreement, including, without limitation, any "New York Style" escrow fees, shall be divided equally between Seller and Purchaser.

     4.3  Other Costs.  Seller shall pay any and all costs or expenses in
          -----------
connection with the termination of any Contracts to be terminated in accordance with the terms of this Agreement. Purchaser and Seller shall each pay their respective legal fees incurred in connection with the drafting and negotiation of this Agreement and the Closing of the Transactions.

                                   ARTICLE V
                                    Closing
                                    -------

     5.1  Closing.  The closing of the Transactions (the "Closing") shall take
          -------
place at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, Chicago, Illinois 60602, commencing at 10:00 a.m., local time, on a date selected by Purchaser and reasonably acceptable to Seller (the "Closing Date") by written notice to Seller, but in no event later than August 31, 2001.

     5.2  Seller Closing Documents.  On or prior to the Closing Date, Seller
          ------------------------
shall deliver, or cause to be delivered, to Purchaser (either directly or under the terms of the Closing Escrow Agreement) the following documents (collectively, the "Seller Closing Documents"), duly executed by Seller and the other parties thereto (other than Purchaser) and in form and substance reasonably acceptable to Purchaser and to Seller unless the form thereof is attached hereto:

          (a) Assignment of all of Seller's right, title and interest in and to the Ground Lease and sufficient to vest in Purchaser Seller's insurable estate and leasehold interest in the Real Property.

          (b) Special Warranty Deed in proper statutory form for recording, so as to convey the entire fee simple estate of Seller in the Improvements to Purchaser.

          (c) Assignment of all of Seller's right, title and interest under the Tusar Sublease, in form suitable for recording.

          (d) Assignment or assignments of all of Seller's right, title and interest under the Leases, all of which, to the extent the same relate to Leases or memoranda thereof which have been recorded in appropriate land records, shall be in form suitable for recording.

          (e) Assignment of all of Seller's right, title and interest in the REA with respect to the Property in form suitable for recording.

          (f) Assignment or assignments of all of Seller's right, title and interest under the Anchor Subleases, all of which shall be in form suitable for recording.

          (g) Assignment of all of Seller's right, title and interest in and to the Assumed Contracts.

          (h) Bill of Sale sufficient to transfer to Purchaser all of Seller's right, title and interest in and to the Personalty.

          (i) An affidavit of Seller stating its U.S. taxpayer identification number and that it is a "United States person", as defined by Sections 1445(f)(3) and 7701(b) of the Code.

          (j)  The Estoppels.

          (k)  An updated Rent Roll in accordance with Section 7.1(e).

          (l) Such certificates as Purchaser may reasonably request as to the authorization on the part of Seller of the execution, delivery and performance of this Agreement and the authority of the Persons executing and delivering this Agreement and the Seller Closing Documents on behalf of Seller.

          (m) A written certificate executed on behalf of Seller and addressed to Purchaser to the effect that all of the representations and warranties of Seller herein contained in Section 7.1 are true and correct in all material respects as of the Closing Date with the same force and effect as though remade and repeated in full on and as of the Closing Date.

          (n) Written notices (i) to the Parties to the REA advising them of the change of ownership and directing them to pay all charges under the REA as directed by Purchaser; (ii) to the Tenants advising them of the change of ownership and directing them to pay Rents and other charges under their respective Leases as directed by Purchaser; and (iii) to each Party to each of the Contracts advising of the transfer and assignment of Seller's interest in the Contracts to Purchaser and directing that future inquiries be made directly to Purchaser.

          (o) Such documents and instruments as shall be reasonably required to substitute Purchaser for Seller as the plaintiff in legal actions contemplated by Section 6.9(c).

          (p) Certificate issued by the Delaware Secretary of State, dated not more than twenty (20) days prior to the Closing Date, certifying the good standing of Seller.

          (q) Certified resolutions of Seller and an incumbency certificate, indicating that the Transactions have been approved by Seller and setting forth the names of the officers of Seller authorized to execute documents on behalf of Seller with respect to the Transactions.

          (r) Original, or copies certified by Seller as true and correct, of the Ground Lease, the Tusar Sublease, the TIC Agreement, the Anchor Subleases, the Leases and the REA, together with all Books and Records.

          (s) Keys and combinations to locked compartments under Seller's control within the Property.

          (t) An update of Schedule 7.1(f) showing amounts payable as of the Closing Date or a date not more than ten (10) days prior thereto.

          (u)  The schedules referred to in Sections 6.4(b), 6.6 and 6.8.

          (v) The Ground Lessor Consent, the TIC Parties Consent and the Contract Party Consents if required by any Assumed Contracts.

          (w) The instruments, documents or certificates as are reasonably required by the Title Company to be executed or provided by Seller as a condition to the issuance of the Title Policy at the Closing pursuant to the Title Commitment, including, without limitation, owner's affidavits and mechanics' lien affidavits.

          (x) Any instruments, documents or certificates reasonably required to be executed by Seller with respect to any state, county or local transfer taxes applicable to the conveyance of the Property pursuant to this Agreement.

          (y) Assignment of all of Seller's right, title and interest in and to the TIC Agreement.

          (z) Such other documents, instruments or agreements which Seller is required to deliver to Purchaser pursuant to the other provisions of this Agreement or which Purchaser or the Title Company reasonably may deem necessary in order to consummate the Transactions and to better vest in Purchaser title to the Property; provided, however, that any such other document, instrument or agreement which Purchaser reasonably deems necessary shall not impose upon Seller any obligation or liability other than an obligation or liability expressly imposed upon Seller pursuant to the terms of this Agreement or pursuant to the terms of the other Seller Closing Documents specified in this
Section 5.2.

     Notwithstanding any provision to the contrary set forth elsewhere in this Agreement, if after the use of best efforts to do so Seller is unable to deliver to Purchaser at Closing the Ground Lessor Consent, the TIC Parties Consent, the Contract Party Consents or the Estoppels, Purchaser shall have the option, as Purchaser's sole and exclusive right and remedy either (i) to terminate this Agreement by giving written notice of such termination to Seller on or before the Closing or (ii) to complete Closing without the delivery of such item or items and waive the requirement for the delivery of such item or items. If Purchaser shall terminate this Agreement pursuant to the provisions of this Section, this Agreement shall be null and void and no party shall have any further rights or obligations under this Agreement (other than any right or obligation that expressly survives the termination of this Agreement), and the Earnest Money and all interest accrued thereon, net of one-half (1/2) of any fees or costs charged by the Escrow Agent, shall immediately be returned to Purchaser.

     5.3  Purchaser Closing Documents.  On or prior to the Closing Date,
          ---------------------------
Purchaser shall deliver to Seller (either directly or under the terms of the Closing Escrow Agreement) the following documents (herein referred to collectively as the "Purchaser Closing Documents"), duly executed by an authorized officer on behalf of Purchaser and the other parties thereto (other than Seller) and in form and substance reasonably acceptable to Seller and to Purchaser unless the form thereof is attached hereto:

          (a) An agreement or agreements, in recordable form to the extent the same relates to recorded instruments, pursuant to which Purchaser assumes the obligations of Seller under the Ground Lease, the Tusar Sublease, the TIC Agreement, the Leases, the Anchor Subleases, the REA and the Assumed Contracts.

          (b) A certificate issued by the Secretary of State of Delaware dated not earlier than ten (10) days prior to the Closing Date certifying the good standing of Purchaser as of the date of such certificate.

          (c) A written certificate executed on behalf of Purchaser and addressed to Seller to the effect that all of the representations and warranties of Purchaser contained in Section 7.2 are true and correct in all material respects on and as of the Closing Date with the same force and effect as though remade and repeated in full on and as of the Closing Date.

          (d) Any instruments, documents or certificates required to be executed by Purchaser with respect to any state, county or local transfer taxes applicable to the conveyance of the Property pursuant to this Agreement.

          (e) Such other documents, instruments or agreements which Purchaser may be required to deliver to Seller pursuant to the other provisions of this Agreement or which Seller or the Title Company reasonably may deem necessary to consummate the Transactions; provided, however, that any such other document, instrument or agreement which Seller reasonably deems necessary shall not impose upon Purchaser any obligation or liability other than an obligation or liability expressly imposed upon Purchaser pursuant to the terms of this Agreement or pursuant to the terms of the other Purchaser Closing Documents specified in this
Section 5.3.

          (f) Such certificates as Seller may reasonably request as to the authorization on the part of Purchaser of the execution, delivery and performance of this Agreement and the authority of the Persons executing and delivering this Agreement and the Purchaser Closing Documents on behalf of Purchaser.

          (g) Certified resolutions of the general partner of the sole member of Purchaser and an incumbency certificate, indicating that the Transactions have been approved by such general partner on behalf of the sole member of Purchaser and setting forth the names of the officers of the general partner authorized to execute documents as the general partner of the sole member of Purchaser with respect to the Transactions.

     5.4  Joint Deliveries.  Seller and Purchaser shall jointly execute and
          ----------------
deliver a Closing Statement with respect to the Transactions.

                                  ARTICLE VI
                           Prorations and Adjustments
                           --------------------------

     6.1  Prorations.  Subject to the other provisions of this Article, the
          ----------
items pertaining to the Property that are identified in this Article shall be prorated between the parties on a per diem basis (employing the actual number of calendar days in the period involved and a 365-day year) so that credits and charges with respect to such items for all days preceding the Closing Date shall be allocated to Seller, and credits and charges with respect to such items for all days including and after the Closing Date shall be allocated to Purchaser. Each payment received shall be attributed to the most recent period for which such a payment is due. The parties shall make final adjusting payments as provided in Section 6.10 hereof. All prorations not specifically agreed to herein shall be made in accordance with customary practice in the county in which the Property is located. This Article VI shall survive the Closing.

     6.2  Items to be Prorated.  The following items shall be prorated between
          --------------------
Purchaser and Seller as of 11:59 p.m. (local time at the Property) on the day immediately preceding the Closing Date:

          (a) real property taxes and assessments (or installments thereof) based on the most recent tax bills except those required to be paid directly to the entity imposing the same by Tenants;

          (b) water rents and charges, if any, except those required to be paid directly to the entity imposing the same by Tenants;

          (c) sewer taxes and rents, if any, except those required to be paid directly to the entity imposing the same by Tenants;

          (d) actually accrued interest, if any, required to be paid to a Party on Security Deposits;

          (e) amounts, if any, payable by Seller or owed to Seller under the REA or the Anchor Subleases;

          (f) amounts, including, without limitation, ground rent, payable by Seller (or Tusar) or owed to Seller (or Tusar) under the Ground Lease, the Tusar Sublease and the TIC Agreement;

          (g) annual permit, license and inspection fees, if any, on the basis of the fiscal year for which levied, if the rights with respect thereto continue for the benefit of Purchaser following the Closing;

          (h) fuel oil and liquid propane gas, if any, at the cost per gallon or cubic foot most recently charged to Seller with respect to the Property, based on the supplier's measurements thereof, plus sales taxes thereon;

          (i) deposits, if any, on account with any utility company servicing the Property;

          (j) deposits on account with any municipality having jurisdiction over the Property (other than deposits which are in the nature of security for the performance of work);

          (k) amounts paid or payable by or to Seller to or from merchants and other associations for promotional funds and other similar contributions or payments;

          (l)  Rents;

          (m)  amounts paid or payable by Seller under the Assumed Contracts;

          (n) Purchaser shall receive a credit from Seller at Closing for the funds held by Seller with respect to outstanding gift certificates; and

          (o) all other items customarily apportioned in connection with the sale of similar properties similarly located.

     Seller shall prepare and send to Purchaser and Tenants and each REA Party calculations and tenant billings for periods ending on or prior to the Closing Date with respect to Adjustable Tenant Charges, Sales Based Tenant Charges and advertising marketing and promotional contributions. Seller shall cooperate with Purchaser in the transfer of electricity, gas, water and other utility services from Seller's name to the name of Purchaser as of the Closing Date.

     6.3  Installment Payment of Assessments.  In furtherance of Section 6.2,
          ----------------------------------
if any real property assessment affects the Property at the Closing and such real property assessment is payable in installments (whether at the election of Seller or otherwise), the installment relating to, or payable over, the Applicable Closing Fiscal Period shall be apportioned between Seller and Purchaser as of 11:59 p.m. local time at the Property on the day immediately preceding the Closing Date, and the remaining installments shall be the obligation of Purchaser.

     6.4  Adjustable Tenant Charges.
          -------------------------

          (a) At the Closing, there shall be no adjustment with respect to any amounts required to be paid as Adjustable Tenant Charges by Tenants which were due and payable on or before, but remain unpaid on, the Closing Date except as set forth in Subsection 6.4(b). At the Closing, Seller shall deliver to Purchaser a true and correct schedule setting forth in reasonable detail and certifying the amount of Adjustable Tenant Charges collected and expenditures for such items of expense (and any credits for real estate taxes) made by Seller for the portion of the Applicable Closing Fiscal Period which precedes the Closing Date and for any prior fiscal period.

          (b) Any amounts collected by Purchaser after the Closing Date which relate to Adjustable Tenant Charges payable with respect to any fiscal period ending prior to the Applicable Closing Fiscal Period shall be remitted to Seller. Within ninety (90) days following the end of the Applicable Closing Fiscal Period and from time to time thereafter as amounts are received by Purchaser from Parties, the aggregate amount of Adjustable Tenant Charges, if any, collected and retained by Purchaser and Seller with respect to the Applicable Closing Fiscal Period shall be apportioned and adjusted such that the total amount of such Adjustable Tenant Charges received by Purchaser, on the one hand, and Seller, on the other hand, shall be in the same proportion as the amount of the expense items to which such Adjustable Tenant Charges relate which each has borne (including without limitation real estate taxes or assessments for which either party has received credit under
Section 6.2), and, to the extent that either shall have received a greater share of the payments with respect to Adjustable Tenant Charges, such party or parties shall promptly settle such excess with the other.

     6.5  Fixed and Other Tenant Charge Arrearages.  Subject to the provisions
          ----------------------------------------
of Section 6.7(c), Fixed and Other Tenant Charge Arrearages (which, for purposes of this Section 6.5, shall include, without limitation, any real estate taxes or special assessments or other amounts otherwise required to be paid by a Party directly to the taxing authority but actually paid by Seller to the taxing authority with respect to the amount of the taxes or special assessments actually paid), if and when collected, shall be paid to Purchaser as to Fixed and Other Tenant Charge Arrearages which relate to periods from and after the Closing Date, and to Seller with respect to all other Fixed and Other Tenant Charge Arrearages.

     6.6  Sales Based Tenant Charges.  Sales Based Tenant Charges which are
          --------------------------
payable with respect to any period ending prior to the Closing Date or which have been accrued prior to the Closing Date shall not be apportioned as of the Closing Date. In lieu thereof, such amounts shall be apportioned, after the Closing Date, so that the amount thereof under each of the Leases to which Seller shall be entitled, as finally determined, shall be the entire amount thereof with respect to any fiscal period ending prior to the Closing Date, and, for the Applicable Closing Fiscal Period, an amount which bears the same ratio to the total Sales Based Tenant Charges as the number of days in the Applicable Closing Fiscal Period which have elapsed prior to the Closing Date bears to the total number of days in the Applicable Closing Fiscal Period. At the Closing, Seller shall deliver to Purchaser a true and correct schedule setting forth in reasonable detail and certifying the amount of Sales Based Tenant Charges collected for the portion of the Applicable Closing Fiscal Period through the Closing Date.

     6.7  Application of Rent Receipts.  Notwithstanding anything to the
          ----------------------------
contrary contained herein, in determining the adjustments and apportionments pursuant to Sections 6.4, 6.5 and 6.6, the following shall apply:

          (a) Payments of Rents (other than Rents collected pursuant to Section 6.9(b)) shall be deemed to have been made by a Party first in payment of Fixed and Other Tenant Charges (other than charges for Tenant Services), second in payment of Sales Based Tenant Charges, third to the payment of charges for Tenant Services (and designated as such in the Lease), fourth to the payment of Adjustable Tenant Charges, and last to the payment of all other items of Rent payable by such Party.

          (b) Any amounts collected by Purchaser as Sales Based Tenant Charges and Adjustable Tenant Charges, within each category, shall be deemed to have been paid by the Party, first, on account of amounts then due Purchaser for periods after the Applicable Closing Fiscal Period, next, on account of amounts then due for the Applicable Closing Fiscal Period and, next, on account of amounts then due for all fiscal years prior to the Applicable Closing Fiscal Period.

          (c) If Purchaser shall receive any Fixed and Other Tenant Charges after the Closing Date from a Party who is delinquent as of the Closing Date in the payment of Fixed and Other Tenant Charges payable under its Lease or the REA, as the case may be, such Fixed and Other Tenant Charges shall be deemed to have been paid by the Party, first, on account of amounts owing to Purchaser, next, on account of Fixed and Other Tenant Charge Arrearages due to Seller (after reduction for amounts collected pursuant to Section 6.9(b)), and the balance remaining thereafter shall be retained by Purchaser.

          (d)  Notwithstanding anything to the contrary contained in this
Section 6.7, a payment of Rent shall be applied to the payment of the item or items of Rent designated by the party making such payment or to which such payment otherwise clearly relates in the good faith judgment of Purchaser.

     6.8  Security and Utility Deposits. At the Closing, Seller shall furnish
          -----------------------------
Purchaser with a schedule setting forth and certifying, as of the Closing Date, the unapplied and unreturned portion of any security deposits which have been deposited with Seller or its agents by any existing Tenants (the "Security Deposits") and the amount of any deposits on account with any utility company servicing the Property that will continue for the benefit of Purchaser following Closing ("Utility Deposits") (currently $0), and Purchaser shall receive a credit against the Purchase Price payable at Closing in the amount of the Security Deposits, together with all interest, if any, accrued thereon and required to be paid to Tenants. Purchaser shall reimburse Seller at Closing for the amount of the Utility Deposits. To the extent Purchaser receives any Security Deposits, or credit therefor on the closing statement, Purchaser hereby agrees to assume liability for the return of such Security Deposit as required under, and subject to, the terms of the applicable Lease.

     6.9  Collection of Rents.
          -------------------

          (a) For a period of six (6) months after the Closing Date Purchaser shall use reasonable efforts to collect the Fixed and Other Tenant Charge Arrearages, Adjustable Tenant Charges, Sales Based Tenant Charges and other Rents which are payable with respect to the Applicable Closing Fiscal Period and any prior fiscal period, in a manner consistent with the efforts Purchaser exercises on its own behalf; provided, however that Purchaser shall not be required to retain a collection agency, commence litigation or file proofs of claim or commence an adversary proceeding in a bankruptcy case, or terminate Leases or the REA in connection with such collection efforts. Purchaser shall not waive or settle any claims for any such amounts in whole or in part to the extent such amounts, if collected, would be payable to Seller hereunder other than in accordance with the policies of Purchaser from time to time as to Rent delinquencies generally. After the expiration of six (6) months from the Closing Date, Purchaser shall have no obligation to collect any Rents that may be owed to Seller. Reasonable collection costs shall be charged against amounts collected and charged to the parties hereto in the proportion in which each is entitled to the proceeds of such collection.

          (b) Seller shall have the right to seek collection of any Fixed and Other Tenant Charge Arrearages owed to it and not collected by or on behalf of it within six months following the Closing Date; provided, however, that in seeking to collect any such Fixed and Other Tenant Charge Arrearages, Seller shall not be entitled to terminate any Lease or the REA or otherwise seek any remedy which could materially affect or impact the Property or the ownership or operation thereof other than a money judgment against the delinquent Party. Purchaser shall not be required to join in any such actions or proceedings commenced by Seller unless the provisions of any law, rule or regulation at the time in effect shall require that such actions or proceedings be brought by and/or in the name of Purchaser, in which event Purchaser shall join and cooperate in such actions or proceedings or permit the same to be brought by Seller in Purchaser's name but Seller shall pay all costs and expenses relating thereto, including without limitation Purchaser's reasonable legal fees in reviewing pleadings and other materials filed in connection with such litigation.

          (c) Notwithstanding anything to the contrary contained herein, Purchaser shall have the right at any time on or after the Closing, and whether or not its joinder shall be required as a matter of law, to join in, or to be substituted for Seller in, any proceedings for the eviction of Tenants and/or the collection of Rent which may have been instituted by Seller either prior to or after the Closing, if the Tenant in question is still in possession of the premises covered by its Lease and if, in connection therewith, Purchaser intends to seek eviction of such Tenant, cancellation of the Lease or repossession of the premises. If Purchaser joins in, or is substituted for Seller as plaintiff in any such litigation, Purchaser shall, thereafter, assume sole liability for all costs and expenses of such litigation, including legal fees and expenses, as may thereafter be incurred (except as provided below) and shall thereafter control all aspects of such proceedings, except that Purchaser shall not be entitled to waive, reduce or otherwise compromise any claims for Rent relating to any period prior to Closing other than in accordance with the policies of Purchaser from time to time as to Rent deficiencies generally. Seller in any event may, at its option, continue to participate in such litigation. In any event, Seller shall reimburse Purchaser for a pro rata portion of Purchaser's costs and expenses of such collection in proportion to, but in no event in an amount greater than, the amount, if any, actually received by Seller after Closing as a result of such proceedings; provided, however, Seller shall be entitled to a credit for actual and reasonable legal fees and expenses incurred by Seller prior to the intervention by Purchaser in connection with the proceedings previously instituted by Seller in connection with such collection efforts.

     6.10 Settlement of Adjustments.
          -------------------------

          (a) Seller and Purchaser acknowledge that it may be difficult to calculate, as of the day immediately preceding the Closing Date, certain of the adjustments, apportionments and payments to be made pursuant to this Article VI. Accordingly, Seller and Purchaser hereby agree that any adjustments, apportionments and payments otherwise required to be made as of the Closing Date may to the extent necessary or desirable be estimated by Purchaser and Seller based on the most recent available data, and, as soon as practicable and if necessary from time to time after the Closing Date, additional adjustments, apportionments and payments shall be made to adjust for any differences between the actual apportionment or adjustment and the amount thereof estimated as of the Closing Date. Any errors or omissions in computing apportionments at the Closing shall be corrected promptly after their discovery.

          (b) Except for amounts expressly required to be settled by assignment of accounts or deposits pursuant to the above provisions, net prorations and adjustments made pursuant to this Article VI as of the Closing Date and determined as provided in subsection (a) above shall be settled in cash. From time to time after the Closing as further adjustments are made as herein provided, settlement thereon between Seller and Purchaser shall be made in cash.

          (c) Purchaser, upon reasonable advance notice, shall provide Seller with access to its books and records, including back-up calculations and information, relating to the calculation of the adjustments required to be made pursuant to this Article VI.

          (d) Notwithstanding anything to the contrary contained herein, a final determination of the amounts owing under this Article VI shall be made as of the date that is eighteen (18) months after the Closing Date, and the amounts determined as of such date to be owing settled in cash no later than ten (10) days thereafter. No further adjustments or payments shall be required to be made under this Article VI thereafter (except with respect to legal proceedings for or bankruptcy claims in respect of the collection of Rent which are pending on such date or legal proceedings or bankruptcy claims brought by Seller under
Section 6.9(b)).

     6.11 No other Adjustments.  Except as otherwise expressly set forth in this
          --------------------
Article VI, no adjustments or apportionments shall be made with respect to the expense items listed in Section 6.2 hereof (other than real estate taxes and assessments, as to which adjustment shall be made as set froth in Section 6.2) for the Applicable Closing Fiscal Period or any fiscal period to the extent such expense items are payable or reimbursable from funds collected as Adjustable Tenant Charges. Seller shall be responsible for the payment of all such expenses incurred by it, and Purchaser shall be responsible for the payment of all such expenses incurred by it (including without limitation real estate taxes and assessments for which Purchaser has received credit under Section 6.2).

                                  ARTICLE VII
                        Representations and Warranties
                        ------------------------------

     7.1 Seller's Representations and Warranties. Seller represents and warrants to Purchaser as follows:

          (a) Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware with full power and authority to execute, deliver and perform this Agreement.

          (b) The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been, and the Seller Closing Documents will be, duly executed and delivered by Seller. This Agreement constitutes, and when so executed and delivered the Seller Closing Documents will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

          (c) None of the execution, delivery or performance of this Agreement by Seller does or will, with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default, result in a loss of rights, acceleration of payments due or creation of any Lien upon the Property or require the approval or waiver of or filing with any Person (including without limitation any governmental body, agency or instrumentality) under (i) the organizational documents of Seller, except with respect to the terms of the mortgage indebtedness of Seller (which mortgage indebtedness will be re-paid in full at Closing), any agreement, instrument or other document to which Seller is a party or by which it is bound or (ii) any judgment, decree, order, statute, injunction, rule, regulation or the like of a governmental unit applicable to Seller.

          (d)  [Intentionally Deleted]

          (e) Schedule 7.1(e) is a rent roll and schedules for the Property (the "Rent Roll") as of________, 2001 showing the identification of each rentable space in the Property (including, without limitation, areas leased under the terms of the Outparcel Subleases), whether leased or not, and for each such space, the name of the Tenant, the expiration date of the current term of the Lease, the minimum or fixed monthly rent payable, space location number, commencement date, square footage, percentage rent rate, sales breakpoint for computing percentage rent, the unapplied amount of any security deposit held, and all outstanding rent abatements, tenant allowances or other tenant concessions and the existence of renewal options. Seller shall deliver an updated Rent Roll to Purchaser fifteen (15) days prior to the Closing Date. All information therein is accurate as of its date. Except as set forth to the contrary on Schedule 7.1(e), no Tenant has paid any rent in advance except for the current month.

          (f) Schedule 7.1(f) is a schedule of Fixed and Other Tenant Charge Arrearages, together with any other delinquencies in Rent, showing amounts payable as of the Execution Date by each Party, which schedule sets forth separately and certifies the items of Rents with respect to which each such Party is in arrears, the amount of each item and the period of such arrearage.

          (g) Schedule 7.1(g) contains a complete and correct list of all existing Leases and modifications thereof and supplements thereto (including, without limitation, side letters) regardless of whether the terms thereof have commenced, setting forth with respect to each the date thereof and of each modification thereof and supplement thereto and the names of the Parties thereto (including the name of the current assignee, if any, but only if and to the extent Seller has actual knowledge of any such assignment). A true and complete copy of each Lease, together with each written modification thereof and supplement thereto, has heretofore been furnished to Purchaser for inspection. Each such Lease constitutes the entire agreement with each Party thereto, and there are no oral promises or agreements amending, modifying or supplementing the same.

               (i) There are no leases, licenses, occupancy agreements or other rights of occupancy or use with respect to any portion of the Property other than the Leases. Each of the Leases is in full force and effect, and no Tenant monies or deposits are held by Seller or Seller's agent, except the deposits described on the Rent Roll and Rents prepaid for the current month. As of the Closing Date, Seller shall not have assigned any Rents due under, or any other interest in, any of the Leases to any party other than Purchaser, or otherwise pledged or encumbered in any way except for a collateral assignment to Existing Lender securing the Existing Financing .

               (ii) Except as set forth on Schedule 7.1(g), no Tenant has made any written claim (A) that Seller has defaulted in performing any of its obligations under any of the Leases which has not heretofore been cured, (B) that any condition exists which with the passage of time or giving of notice, or both, would constitute any such default, (C) that such Tenant is entitled to any reduction in, refund of, or counterclaim or offset against, or is otherwise disputing, any Rents or other charges paid, payable or to become payable by such Tenant, or (D) that such Tenant is entitled to cancel its Lease or to be relieved of its operating covenants thereunder.

               (iii) Except as set forth on Schedule 7.1(g), Seller has no actual knowledge that any Tenant is in default under its Lease.

               (iv) There are no rent abatements or other tenant concessions or inducements, including, without limitation, lease assumptions or buy-outs, applicable to any of the Leases or any options or rights to extend, renew or terminate any of such Leases, and no Tenant has any rights, options or rights of first refusal of any kind which are currently in effect, to purchase or to otherwise acquire the Property or any part thereof or interest therein, except as set forth in the Leases, the Rent Roll or on Schedule 7.1(g). All of the improvements to be constructed by the landlord under each of the Leases, or as required under any collateral agreement, plans or specifications related to the Leases, have been fully completed and paid for.

          (h) The REA constitutes the only reciprocal easement agreements or operating agreements encumbering the Property. A true and complete copies of the REA has heretofore been furnished to Purchaser, together with each written modification thereof and supplement thereto (including, without limitation, side letters). The REA constitutes the entire agreement between Seller and each REA Party thereto, and Seller has not made any oral promises or agreements amending, modifying or supplementing the same.

               (i) The REA is in full force and effect, and no payments or deposits are held by Seller or Seller's agent, except as shown on Schedule 7.1(h) and the payments prepaid for the current month. As of the Closing Date, Seller shall not have assigned any payments due Seller under, or any other interest in, the REA to any party other than Purchaser, or otherwise pledged or encumbered in any way except for a collateral assignment to Existing Lender securing the Existing Financing.

               (ii) Except as set forth on Schedule 7.1(h), none of the REA Parties has made any written claim (A) that Seller has defaulted in performing any of its obligations under any of the REAs which has not heretofore been cured, (B) that any condition exists which with the passage of time or giving of notice, or both, would constitute any such default,
     (C) that such REA Party is entitled to any reduction in, refund of, or counterclaim or offset against, or is otherwise disputing, any charges paid, payable or to become payable by such REA Party, (D) that such REA Party is entitled to cancel its REA or to be relieved of its operating covenants thereunder, or (E) that there is a violation of any of the covenants, conditions or restrictions contained in such REA.

               (iii) Seller has no actual knowledge that any REA Party is in default under the REA.

               (iv) There are no abatements or other concessions or inducements, including, without limitation, assumptions or buy-outs, applicable to the REA or any rights to extend, renew or terminate the REA and none of the REA Parties has any rights, options or rights of first refusal of any kind which are currently in effect, to purchase or to otherwise acquire the Property or any part thereof or interest therein, except as set forth in Schedule 7.1(h). All of the improvements to be constructed by the developer or owner under the REA, or as required under any collateral agreement, plans or specifications related to the REA, have been fully completed and paid for.

          (i) Schedule 7.1(i) contains a true and complete list of all Contracts, including all modifications, amendments and supplements thereto (including, without limitation, side letters). To Seller's actual knowledge, no Party to a Contract is in default under such Contract. Seller has not received written notification of any breach or default from any Party to a Contract. There has been no material default (without giving effect to any notice and cure rights) by Seller under any Contract or any claim received by Seller of any such default by any party thereto, which has not heretofore been cured except as set forth on Schedule 7.1(i). A true and complete copy of each Contract, together with any amendments or supplements thereto, has been delivered or made available to Purchaser. Such documents constitute the entire agreement between Seller and each Party to the Contracts and Seller has not entered into any oral promises or agreements amending or modifying the same.

          (j) Schedule 7.1(j) contains a list of all permits and licenses currently maintained by Seller with respect to the Property and within Seller's possession or control. Seller has not received any written notice of violation from any federal, state or municipal entity that has not been cured or otherwise resolved to the satisfaction of such governmental entity. To Seller's actual knowledge, the permits and licenses listed on Schedule 7.1(j) are all of the material licenses and permits which are required for the present use of the Property.

          (k) Neither Seller nor, to Seller's actual knowledge, any other Person has caused or permitted any Hazardous Material to be maintained, disposed of, stored, released or generated on, under or at the Property or any part thereof or any real property adjacent thereto except for the storage and use of substances commonly present at or used in the operation and maintenance of shopping centers in quantities commonly present at shopping centers and in compliance with applicable laws, including, without limitation, Environmental Laws. To Seller's actual knowledge, Seller is in compliance with, and has heretofore complied with, all Environmental Laws with respect to the Property. Seller has not received any written notice from any governmental unit or other person that it or the Property is not in compliance with any Environmental Law or that it has any liability with respect thereto and there are no administrative, regulatory or judicial proceedings pending or, to the actual knowledge of Seller, threatened with respect to the Property pursuant to, or alleging any violation of, or liability under any Environmental Law. Except as set forth on Schedule 7.1(k), Seller has not installed any underground or above ground storage tanks on, under or about the Property and, to Seller's actual knowledge, no such tanks are located on, under or about the Property. To Seller's actual knowledge, there is no facility located on or at the Property that is subject to the reporting requirements of Section 312 of the Federal Emergency Planning and Community Right to Know Act of 1986 and the federal regulations promulgated thereunder (42 U.S.C. (S)11022).

          (l) Except as set forth in the Leases and the REA and on Schedule 7.1(l), Seller is not under any obligation to make contributions or otherwise provide assistance to any promotional association or promotional fund or has customarily in the past made or provided any such contributions or assistance. The promotional association established with respect to the Property (the "Promotional Association") is an independent association established by and on behalf of the Tenants, Seller having no ownership, management, fiduciary or monetary interest of any kind therein. Seller has remitted to the Promotional Association any amounts received by it from Tenants and other Parties that constitute contributions to the Promotional Association.

          (m) Except as provided in the Title Commitment and on Schedule 7.1(m), there is no litigation, including any arbitration, investigation or other proceeding by or before any court, arbitrator or governmental or regulatory official, body or authority which is pending or, to Seller's actual knowledge, threatened against Seller relating to the Property or the Transactions, there are no unsatisfied arbitration awards or judicial orders against Seller and, to Seller's actual knowledge, there is no basis for any such arbitration, investigation or other proceeding. Copies of all pleadings and other documents furnished or made available by Seller to Purchaser with respect to the litigation described on Schedule 7.1(m) are true, accurate and complete in all respects.

          (n) Seller has received no written notice that any condemnation proceeding or other proceeding or action in the nature of eminent domain is pending with respect to all or any part of the Property, and, to Seller's actual knowledge, no condemnation proceeding or other proceeding or action in the nature of eminent domain is pending with respect to any property owned by a Party to the REA which is the subject of such REA and no Taking is threatened with respect to all or any part of the Property, or any property owned by a Party to the REA which is the subject of such REA.

          (o) Copies of current real estate tax bills with respect to the Property in Seller's possession and control, other than tax bills sent to Tenants who have the obligation to pay such taxes to the collecting authority, have been delivered or made available to Purchaser. No portion of the Property comprises part of a tax parcel which includes property other than property comprising all or a portion of the Property. No application or proceeding is pending with respect to a reduction or an increase of such taxes for the Property. There are no tax refund proceedings relating to the Property which are currently pending. Seller has no actual knowledge of any special tax or assessment to be levied against the Property or any change in the tax assessment of the Property other than as may be reflected in the Title Commitment or Lien Searches.

          (p) Seller has not received written notice that there is, and to Seller's actual knowledge there does not now exist, any violation of any restriction, condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting the Property or any portion thereof.

          (q) Seller has not received (i) any written notice from any governmental authority having jurisdiction over the Property or from any other Person of, and to Seller's knowledge there does not exist, (A) any violation of any law, ordinance, order or regulation (including the Americans with Disabilities Act) affecting the Property, or any portion thereof, which has not heretofore been complied with or (B) any other obligation to any such governmental authority for the performance of any capital improvements or other work to be performed by Seller in or about the Property or donations of monies or land (other than general real property taxes) which has not been completely performed and paid for; or (ii) any written notice from any insurance company, insurance rating organization or Board of Fire Underwriters requiring any alterations, improvements or changes at the Property, or any portion thereof, which has not heretofore been complied with.

          (r) Except for the Ground Lessor Consent, no approval, consent, waiver, filing, registration or qualification with any third party, including, but not limited to, any governmental bodies, agencies or instrumentalities is required to be made, obtained or given for the execution, delivery and performance by Seller of this Agreement or any of the Seller Closing Documents.

          (s) Schedule 7.1(s) contains a true and accurate list of all Seller's policies of insurance with respect to the Property, which policies are and will be kept in full force to and including the Closing Date. All premiums for such insurance have been paid in full. Seller has received no written notice that Seller has not performed, permitted or suffered any act or omission which would cause the insurance coverage provided in said policies to be reduced, cancelled, denied or disputed and Seller has not received any written notice or request from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) canceling or threatening to cancel any of said policies or denying or disputing coverage thereunder.

          (t) Except as set forth in Schedule 7.1(t), to Seller's actual knowledge, none of the Tenants now occupying any of the Property or having a current Lease affecting the Property and no Party to the REA is the subject of any bankruptcy, reorganization, insolvency or similar proceedings or has ceased or reduced or intends to cease or reduce operations at the Property (other than temporarily due to casualty, remodeling, renovation or similar cause).

          (u) The Ground Lease is in full force and effect, and no rent or other payments or deposits are held by Ground Lessor, except the rent prepaid for the current payment period. Ground Lessor has not made any written claim (i) that Seller has defaulted in performing any of its obligations under the Ground Lease which has not heretofore been cured, (ii) that any condition exists which with the passage of time or giving of notice, or both, would constitute any such default, or (iii) that Ground Lessor is entitled to cancel the Ground Lease. Seller has no actual knowledge that any material default exists under the Ground Lease on the part of the Ground Lessor. Seller is not in default under the Ground Lease. A true, correct and complete copy of the Ground Lease has been delivered to Purchaser.

          (v) Seller has no employees at the Property. There are no collective bargaining or union agreements with respect to the employees at Property. Seller does not maintain or sponsor any employee benefit plan, including, without limitation, any plans subject to the Employer Retirement Income Security Act of 1974, as amended. There are no pending claims or, to Seller's actual knowledge, any threatened claim against Seller by any employee or former employee whose employment related to the Property.

          (w) No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon any action or inaction by or on behalf of Seller.

          (x) Since June 30, 2000, Seller has conducted its business in the ordinary course consistent with its past practice.

          (y) There are no lease brokerage agreements, leasing commission agreements or other agreements binding upon Seller or the Property or that would be binding upon Purchaser after the Closing Date, in each case of which Seller has actual knowledge, providing for payments by Seller of any amounts for leasing activities or procuring tenants with respect to the Property.

          (z) The Tusar Sublease is in full force and effect, and no rent or other payments or deposits are held by either Seller, OWC or TMall except the rent prepaid for the current payment period. None of Tusar, OWC nor TMall have made any written claim (i) that Seller has defaulted in performing any of its obligations under the Tusar Sublease which has not heretofore been cured, (ii) that any condition exists which with the passage of time or giving of notice, or both, would constitute any such default, or (iii) that either Tusar, OWC or TMall is entitled to cancel the Tusar Sublease. None of Tusar, OWC, TMall nor Seller are in default under the Tusar Sublease. A true, correct and complete copy of the Tusar Sublease has been delivered to Purchaser.

          (aa) The TIC Agreement is in full force and effect, and no rent or other payments or deposits are held by Seller except the rent prepaid for the current payment period. Neither OWC nor TMall have made any written claim (i) that Seller has defaulted in performing any of its obligations under the TIC Agreement which has not heretofore been cured, (ii) that any condition exists which with the passage of time or giving of notice, or both, would constitute any such default, or (iii) that either OWC or TMall is entitled to cancel the TIC Agreement. Seller is not in default under the TIC Agreement. A true, correct and complete copy of the TIC Agreement has been delivered to Purchaser.

          (bb) Schedule 1.1-2 contains a complete and correct list of all existing Anchor Subleases and modifications thereof and supplements thereto (including, without limitation, side letters) regardless of whether the terms thereof have commenced, setting forth with respect to each the date thereof and of each modification thereof and supplement thereto and the names of the Parties thereto (including the name of the current assignee, if any, but only if and to the extent Seller has actual knowledge of any such assignment). A true and complete copy of each Anchor Sublease, together with each written modification thereof and supplement thereto, has heretofore been furnished to Purchaser for inspection. Each such Anchor Sublease constitutes the entire agreement with each Party thereto, and there are no oral promises or agreements amending, modifying or supplementing the same.

          (i) Each of the Anchor Subleases is in full force and effect, and no monies or deposits from any Party thereto are held by Seller or Seller's agent, except the deposits described on the Rent Roll and Rents prepaid for the current month. As of the Closing Date, Seller shall not have assigned any Rents due under, or any other interest in, any of the Anchor Subleases to any party other than Purchaser, or otherwise pledged or encumbered in any way except for a collateral assignment to Existing Lender securing the Existing Financing.

          (ii) Except as set forth on Schedule 7.1(bb), no Party to an Anchor Sublease has made any written claim (A) that Seller has defaulted in performing any of its obligations under any of the Anchor Subleases which has not heretofore been cured, (B) that any condition exists which with the passage of time or giving of notice, or both, would constitute any such default, (C) that such Party is entitled to any reduction in, refund of, or counterclaim or offset against, or is otherwise disputing, any Rents or other charges paid, payable or to become payable by such Party, or (D) that such Party is entitled to cancel its Anchor Sublease.

          (iii) Except as set forth on Schedule 7.1(bb), Seller has no actual knowledge that any Party is in default under its Anchor Sublease.

          (iv) There are no rent abatements or other concessions or inducements, including, without limitation, lease assumptions or buy-outs, applicable to any of the Anchor Subleases or any options or rights to extend, renew or terminate any of such Anchor Subleases, and no Tenant has any rights, options or rights of first refusal of any kind which are currently in effect, to purchase or to otherwise acquire the Property or any part thereof or interest therein, except as set forth in the Anchor Subleases, the Rent Roll or on Schedule 7.1(bb). All of the improvements to be constructed by the sublessor under each of the Anchor Subleases, or as required under any collateral agreement, plans or specifications related to the Anchor Subleases, have been fully completed and paid for.

     7.2  Purchaser Representations and Warranties.  Purchaser represents and
          ----------------------------------------
warrants to Seller as follows:

          (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full right, power and authority to execute, deliver and perform this Agreement.

          (b) The execution, delivery and performance by Purchaser of this Agreement have been duly and validly authorized by all requisite action on the part of Purchaser. This Agreement has been, and the Purchaser Closing Documents will be, duly executed and delivered by Purchaser. This Agreement constitutes, and when so executed and delivered the Purchaser Closing Documents will constitute, the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms.

          (c) None of the execution, delivery or performance of this Agreement or the Purchaser Closing Documents by Purchaser does or will, with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default or result in a loss of rights under or require the approval or waiver of or filing with any Person (including without limitation any governmental body, agency or instrumentality) under (i) the organizational documents of Purchaser or any material agreement, instrument or other document to which Purchaser is a party or by which Purchaser is bound or (ii) any judgment, decree, order, statute, injunction, rule, regulation or the like of a governmental unit applicable to Purchaser.

          (d) No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon any action or inaction by or on behalf of Purchaser.

          (e) Purchaser has not commenced any proceedings under any state or federal bankruptcy laws, and no such proceedings have been involuntarily commenced against Purchaser.

                                 ARTICLE VIII
                             Conditions to Closing
                             ---------------------

     8.1  Conditions to Seller's Obligations.  Seller's obligation to close is
          ----------------------------------
subject to satisfaction of each of the following conditions (any of which may be waived by Seller in its sole discretion):

          (a)  Compliance with Agreement.  On the Closing Date, all of the
               -------------------------
covenants and agreements to be complied with or performed by Purchaser under this Agreement on or before the Closing shall have been complied with or performed in all material respects.

          (b)  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties made by Purchaser in this Agreement shall be true and complete in all material respects on and as of the Closing Date.

          (c)  No Other Termination.  No termination of this Agreement by
               --------------------
Purchaser or Seller shall have occurred pursuant to any other provision hereof.

          (d)  No Litigation.  At Closing, there is no litigation, including any
               -------------
arbitration, investigation or other proceeding, pending before any court, arbitrator or governmental or regulatory official, body or authority nor any decree, order or injunction issued by any such court, arbitrator or governmental or regulatory official body or authority and remaining in effect which does or is likely to prevent or hinder the timely consummation of the Closing or materially and adversely affect the business of Purchaser.

     8.2  Conditions to Purchaser's Obligations.  Purchaser's obligation to
          -------------------------------------
to satisfaction of each of the following conditions (any of which may be waived by Purchaser in its sole discretion):

          (a)  Compliance with Agreement.  On the Closing Date, all of the
               -------------------------
covenants and agreements to be complied with or performed by Seller under this Agreement on or before the Closing shall have been complied with or performed in all material respects.

          (b)  Accuracy of Representation and Warranties.  The representations
               -----------------------------------------
and warranties made by Seller in this Agreement shall be true and complete in all material respects on and as of the Closing Date.

          (c)  Estoppels Obtained.  The Estoppels shall have been obtained in
               ------------------
accordance with Section 9.3.

          (d)  Consents Obtained.  The Ground Lessor Consent, the TIC Parties
               -----------------
Consent and the Contract Party Consents shall have been obtained.

          (e)  Issuance of Title Policy.  The Title Company shall have issued,
               ------------------------
or be irrevocably committed to issue, the Title Policy.

          (f)  No Other Termination.  No termination of this Agreement by
               --------------------
Purchaser or Seller shall have occurred pursuant to any other provision hereof.

          (g)  No Litigation.  At Closing, there is no litigation, including any
               -------------
arbitration, investigation or other proceeding, pending by or before any court, arbitrator or governmental or regulatory official, body or authority nor any decree, order or injunction issued by any such court, arbitrator or governmental or regulatory official, body or authority and remaining in effect which does or is likely to prevent or hinder the timely consummation of the Closing or materially adversely affect the Property or the business of Seller.

          (h)  Closing Under Contract with OWC and TMall.  Purchaser shall have
               -----------------------------------------
entered into an agreement or agreements with each of OWC and TMall for the acquisition of their respective interests as tenants-in-common in Tucson Mall and the transactions contemplated under the terms of that agreement or agreements shall have closed or be closing simultaneously with the Transactions.

                                  ARTICLE IX
                             Additional Covenants
                             --------------------

     9.1  Conduct of Business Pending Closing.  From the date hereof until the
          -----------------------------------
Closing, Seller shall (a) use commercially reasonable efforts to maintain, for the benefit of Purchaser following the Closing, the goodwill of Tenants, prospective tenants, vendors and other parties having business relations with Seller; (b) pay its debts (or in good faith contest the same) and perform its obligations as they become due; (c) maintain the Property in the same manner and condition that exists on the date hereof, as such condition shall be altered by reason of Casualty, Taking and/or normal wear and tear; (d) without the express written consent of Purchaser and except for licenses or leases which grant to the landlord or licensor a right of termination upon thirty (30) days notice or less, not (i) enter into any new or additional Lease, or extend, renew or modify, consent to any assignment of or sublease in respect of, or waive any material right under any Lease, other than renewals or extensions resulting from the exercise by a Tenant of a currently existing renewal or extension option,
(ii) cancel or terminate any Lease or take any action to enforce any Lease which would have the effect of canceling or terminating the same, (iii) enter into a new reciprocal easement or similar agreement or amend or modify, consent to the assignment of or waive any material right under the REA, (iv) extend, renew, amend, modify or terminate (or permit the extension, renewal, amendment, modification or termination of) the Ground Lease, the Tusar Sublease, the TIC Agreement or the Anchor Subleases or assign, sell, transfer or sublease (or permit the assignment, sale, transfer or sublease of) Seller's interest under the Ground Lease, the Tusar Sublease, the TIC Agreement, the Anchor Subleases or in or to the Land, (v) make any alterations to the Property or enter into any new contracts or extend or renew or cancel any Contract relating to capital expenditures, (vi) enter into any other new contracts or extend, renew or cancel, consent to the assignment of or waive any material right under any other Contract, except in the ordinary and usual course and business and in accordance with Seller's past practices and policies (provided that any such new, extended or renewed contracts must be terminable without penalty or payment upon not more than thirty (30) days prior notice), (vii) except as permitted under (i) above, sell, transfer, exchange, further encumber or grant interests (including easements) in the Property or any part thereof or engage in negotiations or discussions with, or otherwise solicit or assist, any third party relating to the acquisition by such third party of the Property or the equity interests in Seller, and (viii) otherwise take any action which could or would render inaccurate any of the representations or warranties made by Seller in this Agreement; and (e) otherwise operate the Property in the ordinary course consistent with current practice. Any request by Seller for Purchaser's consent under the terms of Section 9.1(d), shall be in writing and shall include a written proposal containing the business terms of the transaction, the names of the parties thereto and such other information as is reasonably requested by Purchaser. Purchaser shall respond to such request within five (5) business days after receipt thereof and in the event that Purchaser fails to respond within such five (5) business day period, Purchaser shall be deemed to have approved the request for consent. Any approval by Purchaser shall constitute Purchaser's agreement to be bound as the landlord, tenant or party, as the case may be, under the terms of such lease, leases or contracts from and after the Closing Date.

     9.2  Supplemental Disclosure.  From the date hereof through Closing, each
          -----------------------
of Seller and Purchaser shall have the continuing obligation to promptly supplement or amend the Schedules with respect to the representations and warranties made by it to reflect any material matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth herein or described thereon. Without limiting the foregoing, if any Leases or Contracts, or amendments thereto, are hereafter entered into in accordance with the terms of this Agreement, Seller shall give Purchaser prompt written notice thereof and the appropriate exhibits or schedules hereto shall be updated and amended accordingly.

     9.3  Estoppel Certificates.  On or before the date that is ten (10) days
          ---------------------
prior to the Closing Date, Seller shall furnish to Purchaser, an estoppel certificate completed (a) by each Anchor and each Party to the REA and the Anchor Subleases, (b) by each Party to an Outparcel Sublease, and (c) by not less than eighty percent (80%) of the Tenants other than the Anchors, the Parties to the Anchor Subleases and the Parties to the Outparcel Subleases, on the form attached hereto and incorporated herein as Exhibit E-1 for Tenants and
                                                    -----------
for Parties to the Outparcel Subleases (a "Tenant Estoppel") and on the form attached hereto and incorporated herein as Exhibit E-2 for each Party to the REA
                                           -----------
(an "REA Estoppel") and on the form attached hereto and incorporated herein as Exhibit E-3 for each Party to the Anchor Subleases (an "Anchor Sublease
-----------
Estoppel") (the Tenant Estoppels, the REA Estoppels and the Anchor Sublease Estoppels are hereinafter collectively referred to as the "Estoppels"), or in the form as provided in such Tenant's Lease. Seller shall use its commercially reasonable efforts to obtain and deliver the Estoppels. Estoppels shall only be acceptable and delivered in satisfaction of this Section 9.3 if there has been no material deviation, in Purchaser's sole judgment, from the applicable form required hereunder and the information set forth in each such Estoppel is consistent with the information provided to Purchaser in connection with Purchaser's inspection of the Property. If Seller has not obtained a Tenant Estoppel from all Tenants but has obtained an Estoppel from all Anchors, from all Parties to the REA and from all Parties to the Anchor Subleases and a Tenant Estoppel from 80% of all other Tenants (the Tenants from whom Tenant Estoppels have not been obtained being herein called the "Missing Tenants"), Seller in its own capacity shall have the right, at Seller's sole option, to satisfy the condition of this
Section 9.3 with respect to the Tenant Estoppel from each Missing Tenant by executing and delivering to Purchaser at Closing a Tenant Estoppel for such Missing Tenant in the form prescribed in this Section (with appropriate changes to such form to reflect that Seller and not such Missing Tenant is signing such Tenant Estoppel), which Tenant Estoppel will be released upon delivery of a Tenant Estoppel from such Missing Tenant.

     9.4  Ground Lessor and Contract Party Consents.  Seller shall obtain from
          -----------------------------------------
the Ground Lessor, at Seller's sole cost and expense, a consent to the assignment of the Ground Lease to Purchaser together with a waiver of Ground Lessor's right of first refusal as described in Section 29.2 of the Ground Lease and an estoppel certificate from the Ground Lessor in the form attached hereto and incorporated herein as Exhibit F (collectively the "Ground Lessor Consent").
                           ---------
Seller shall use commercially reasonable efforts to obtain from each of the Parties to the Assumed Contracts, if necessary pursuant to such Assumed Contract, at Seller's sole cost and expense, a consent to the transfer or assignment of such Contract from Seller to Purchaser (the "Contract Party Consents").

     9.5  Rental Taxes.  Seller shall be responsible for payment of all rental,
          ------------
transaction privilege, business privilege, and similar taxes, imposed by any state or local taxing authority ("Rental Taxes") upon Seller's receipt of Rents prior to Closing. Purchaser shall be responsible for payment of all Rental Taxes based on Rents which it receives after Closing. The amount of Rental Taxes paid by the party receiving the Rents shall be deducted therefrom in determining amounts to be prorated or adjusted under Article VI hereof.

     9.6  Record Retention.  After the Closing, Purchaser shall provide Seller
          ----------------
with reasonable access to the Books and Records and, at Seller's cost, copies of all or any portion thereof. Purchaser either shall retain the Books and Records until the third anniversary of the date hereof or notify Seller of its desire to dispose of the Books and Records and turn them over to Seller if Seller so requests.

     9.7  Publicity.  In no event shall either Seller or Purchaser at any time
          ---------
prior to the Closing issue any press release or otherwise disclose any non-public information regarding this Agreement, the Financial Statements, the Leases, the Books and Records or otherwise with respect to the Property, or the Transactions unless the other party has consented thereto in writing (and Seller and Purchaser agree not unreasonably to withhold or delay such consent) and to the form and substance of any such statement or disclosure; provided, however, that nothing herein shall be deemed to limit or impair in any way any party's ability to disclose the details of or information concerning this Agreement, the Transactions or the Property to such party's attorneys, accountants or other advisors or to the extent such party reasonably deems necessary or desirable pursuant to any court or governmental order, applicable securities or other laws or regulations or financial reporting requirements, to obtain the Ground Lessor Consent, the Contract Party Consents, the Estoppels or financing for the acquisition of the Property and to assess the Property in connection with Purchaser's due diligence examination (including without limitation contacting Tenants and other Parties to the extent and subject to the conditions of this Agreement). Further, either party may disclose any information regarding this Agreement or the Transactions to its co-tenants and its direct or indirect constituent partners, members or shareholders, as the case may be (and to counsel for such co-tenants and constituent partners, members and shareholders) and as otherwise necessary to comply with the terms of this Agreement. Any disclosure by a party's advisors or direct or indirect constituent partners, members or shareholders shall be deemed a breach hereof by such party. If for any reason this Transaction is not consummated, Purchaser will promptly return to Seller all originals and copies of documents, reports and financial and other information relating to the Property and to Seller which Seller has furnished to Purchaser. In the event that this Agreement is terminated prior to the occurrence of the Closing in accordance with the terms of this Agreement, Purchaser shall return to Seller all documents that were delivered by Seller to Purchaser with respect to the Property and Purchaser shall destroy or delete any electronic or computer data copies of information delivered by Seller with respect to the Property. The obligations of Seller and Purchaser under this Section 9.7 shall survive the termination hereof, however caused.

     9.8  Assistance Following Closing.  From and after the Closing and through
          ----------------------------
a period of ninety (90) days following the end of the Applicable Closing Fiscal Period, Seller shall provide reasonable assistance to Purchaser in connection with the preparation of financial statements and bills and the adjustment of losses and claims and the enforcement or settlement of any such claims, including, without limitation, the delivery and preparation of unaudited financial statements for the Property consisting of a cash flow statement of actual results of operations for the quarterly periods ended March 31, June 30, September 30, and December 31, for each of the years 1999, 2000 and 2001 through the Closing Date and the audited financial statements for 2001. Without limiting the foregoing, Seller shall, upon the request of Purchaser from time to time in connection with required securities filings, provide signed representation letters with respect to revenues and expenses of Seller if required under GAAS to enable Purchaser's accountants to render an opinion on Purchaser's financial statements.

     9.9  Further Assurances.  From and after the Closing Date through the
          ------------------
ninetieth (90th) day following the close of the Applicable Closing Fiscal Period, each of Seller and Purchaser agree, at any time and from time to time after the Closing, to execute, acknowledge where appropriate and deliver such further instruments and other documents (and to bear its own costs and expenses incidental thereto) and to take such other actions as the other of them may reasonably request in order to carry out the intent and purpose of this Agreement; provided, however, that neither Seller nor Purchaser shall be obligated, pursuant to this Section 9.9 to incur any expense of a material nature and/or to incur any material obligations in addition to those set forth in this Agreement and/or its respective Closing Documents.

     9.10 Tenant Inducements and Allowances.  On or before the Closing Date,
          ---------------------------------
Seller shall pay, or shall provide a credit on the closing statement to Purchaser equal to, the amount of any and all tenant inducements, allowances, construction costs, rent abatements, and commissions incurred with respect to any lease executed prior to the Closing Date unless such lease has been approved by Purchaser in writing or by expiration of the applicable approval period under
Section 9.1 and Purchaser thereby expressly agreed to assume Seller's obligation for any such cost or amounts.

     9.11  Termination of Contracts Not Assumed.  Seller, at Seller's sole cost
           ------------------------------------
and expense, shall terminate any Contracts that are not Assumed Contracts, and shall pay any and all costs and expenses in connection with such Contracts. The obligations of this Section 9.11 shall survive the Closing.

     9.12  OWC and TMall Consents.  Seller shall obtain (a) from Tusar, at
           ----------------------
Seller's sole cost and expense, a consent to the assignment of Seller's interest in the Tusar Sublease to Purchaser and an estoppel certificate and (b) from each of OWC and TMall, at Seller's sole cost and expense, a consent to the assignment of Seller's interest in the Tusar Sublease to Purchaser, a consent to the assignment of Seller's interest in the TIC Agreement to Purchaser and an estoppel certificate from each of OWC and TMall, in each case in the form attached hereto and incorporated herein as Exhibit H (collectively the "TIC
                                           ---------
Parties Consent").

                                   ARTICLE X
                                Indemnification
                                ---------------

     10.1  Indemnification by Seller.  From and after the Closing, Seller shall
           -------------------------
indemnify, defend and hold harmless Purchaser and its shareholders, directors, officers, members, partners, employees, representatives and agents, and their respective successors and assigns (collectively, the "Indemnified Purchaser Persons") from and against any Losses incurred or suffered by any Indemnified Purchaser Person that results from, relates to or arises out of (a) the breach of any representation or warranty made by Seller in this Agreement or the Seller Closing Documents, (b) the breach by Seller of any of the covenants or agreements of Seller under this Agreement or the Seller Closing Documents, (c) claims made by any Tenant or Anchor under the Leases, any Party to the REA under the REA, the Ground Lessor under the Ground Lease, or by any Party under the Assumed Contracts, that relate to any actions or events first occurring, or obligations first accruing, prior to the Closing Date, (d) any event, occurrence or accident at any time prior to the Closing Date relating to the Property, or
(e) Seller's Liabilities.

     10.2  Indemnification by Purchaser.  From and after the Closing, Purchaser
           ----------------------------
shall indemnify, defend and hold harmless Seller and its shareholders, directors, officers, members, partners employees and agents, and their respective successors and assigns (collectively the "Indemnified Seller Persons") from and against any Losses incurred or suffered by any Indemnified Seller Person that results from, relates to or arises out of (a) the breach of any representation or warranty made by Purchaser in this Agreement or the Purchaser Closing Documents, (b) the breach by Purchaser of any of the covenants or agreements of Purchaser under this Agreement or the Purchaser Closing Documents, or (c) claims made by any Tenant or Anchor under the Leases, any Party to the REA under the REA, the Ground Lessor under the Ground Lease, or by any Party under the Assumed Contracts, that relate to any actions or events first occurring, or obligations first accruing, on or subsequent to the Closing Date, (d) any event, occurrence or accident at any time on or subsequent to the Closing Date relating to the Property, or (e)the Assumed Liabilities.

     10.3  Indemnification Procedure.
           -------------------------

           (a) The indemnified party (the "Indemnified Party") shall give the indemnifying party (the "Indemnifying Party") prompt written notice of any Losses incurred

(or likely to be incurred) by the Indemnified Party with respect to any claim or assertion of claims by a third party ("Third Party Claim") for which indemnification is available hereunder and the Indemnifying Party may (i) prior to the commencement of any proceedings in connection with such Losses, undertake the negotiation of any resolution of the dispute relating to such Losses, including without limitation any settlement or release, or (ii) undertake the defense of any proceeding (including any alternative dispute resolution proceeding) regarding such Losses by selecting legal counsel who shall be reasonably acceptable to the Indemnified Party.

          (b) Provided the Indemnifying Party shall have undertaken the Indemnified Party's defense of a Third Party Claim with legal counsel reasonably acceptable to the Indemnified Party, and shall have so notified the Indemnified Party, the Indemnified Party shall be entitled to participate at its own expense in the aforesaid negotiation or defense of any claim relating to such Losses (subject to reimbursement to the limited extent provided in Section 10.3(e)), but such negotiations or defense shall be controlled by counsel to the Indemnifying Party.

          (c) The Indemnifying Party shall not be liable for payments relating to the resolution of any dispute or any settlement of any litigation or proceeding effected by the Indemnified Party without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the Indemnified Party's written consent, resolve any dispute or settle or compromise any claim regarding Losses from a Third Party Claim or consent to entry of any judgment which would impose an injunction or other equitable relief upon the Indemnified Party or which does not include an unconditional release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of any such Losses.

          (d) Each party hereto agrees to give the other party prompt notice of any Losses (or possible Losses) asserted against it which might be Losses for which indemnity could be sought against the other party, but the failure to give such notice shall not release the Indemnifying Party of its obligations under this Section 10.3, except to the extent of the actual harm suffered as a result thereof.

          (e) In the event the Indemnifying Party fails to timely undertake negotiation of any dispute or defend, contest or otherwise protect against any claim or suit with respect to a Third Party Claim, and to so notify the Indemnified Party, the Indemnified Party may, but will not be obligated to, defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire costs thereof from the Indemnifying Party, including reasonable attorneys' and experts' fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof; provided, however, that if the Indemnifying Party undertakes
         --------  -------
negotiation of any dispute and the defense of such matter in accordance with and subject to the above terms of this Section 10.3, the Indemnified Party shall not be entitled to recover from the Indemnifying Party for its costs incurred thereafter in connection therewith other than the reasonable costs of investigation undertaken by the Indemnified Party and reasonable costs of providing assistance prior to the Indemnifying Party taking action. The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the negotiation of any dispute and the defense of the matter subject to indemnification and the Indemnifying Party shall reimburse the Indemnified Party's reasonable costs incurred thereafter in connection with such cooperation and assistance.

                                  ARTICLE XI
                         Condemnation and Destruction
                         ----------------------------

     11.1  Casualty or Condemnation in General.
           -----------------------------------

           (a) If prior to the Closing Date, the Property or the Land shall be the subject of a Taking or Casualty, Seller shall promptly inform Purchaser of same.

           (b) If prior to the Closing Date the Property or the Land shall be the subject of a Substantial Taking or a Substantial Casualty, Purchaser may by written notice delivered to Seller on or before the Closing Date, elect as its sole remedy on account thereof, either (i) to terminate this Agreement, and the rights of the parties hereto, in which event this Agreement (other than any right or obligation that expressly survives the termination of this Agreement) shall terminate as of the date of delivery of such notice and the Earnest Money and all net interest accrued thereon shall be immediately delivered to Purchaser; or (ii) to continue this Agreement in effect, in which event Seller
(A) shall transfer and assign to Purchaser, at the Closing, its full right, title and interest in and to any insurance proceeds (and shall pay in cash to Purchaser all deductibles owing in respect thereof) or condemnation awards with respect thereto, and shall cooperate in all reasonable respects with Purchaser, at Purchaser's sole cost and expense, in connection with the collection thereof, to the extent not collected at the Closing, and (B) to the extent any insurance proceeds or condemnation awards shall have been received by Seller prior to the Closing, remit to Purchaser the full amount thereof so collected, less, in each such case, (1) reasonable costs of collection thereof (other than the cost of deductibles), and (2) amounts, if any, applied by Seller prior to Closing to the preservation, repair or restoration of the Property.

           (c) If prior to the Closing Date, the Property or the Land, or any portion thereof, is (i) the subject of a Taking (other than a Substantial Taking) or (ii) the subject of a Casualty (other than a Substantial Casualty), this Agreement shall nevertheless remain in full force and effect with no abatement of the Purchase Price to be delivered to Seller on account thereof and Purchaser shall nevertheless acquire the Property or remaining balance thereof pursuant to the provisions hereof. In such event, any insurance proceeds or condemnation awards shall be applied and paid in the same manner and subject to the same provisions set forth above as are applicable in a case of a Substantial Casualty or a Substantial Taking as to which Purchaser has elected nevertheless to continue this Agreement in effect.

     11.2  Adjustment of Claims and Condemnation Proceedings.  If a Taking or
           -------------------------------------------------
Casualty shall occur, Seller shall initiate all actions required to adjust, compromise and collect the awards payable by the condemning authority or the proceeds payable under the applicable policy or policies of casualty insurance. Purchaser shall have the right (but not the obligation) to participate with Seller in the initiation of all such actions and, in any event, Seller shall consult with, and keep Purchaser advised of, Seller's progress in connection therewith. Seller shall not agree to any settlement of the awards or insurance proceeds payable in connection with any such

Taking or Casualty (or enter into any agreement in lieu of a Taking) without Purchaser's approval, which approval shall not be unreasonably withheld or delayed.

                                  ARTICLE XII
                                    Default
                                    -------

     12.1  Seller's Default.  If Seller shall default in the performance of any
           ----------------
of its obligations under the terms of this Agreement, and if such default is not cured within fifteen (15) days after written notice to Seller specifying such default, then Purchaser shall have the right to either: (a) terminate this Agreement and the Earnest Money and all interest accrued thereon shall immediately be returned to Purchaser; or (b) pursue an action for specific performance of the terms of this Agreement, provided, however, that in the event that any action or omission by Seller or any agent or representative of Seller causes the remedy of specific performance to be unavailable or impractical for any reason, then Purchaser shall have the right to exercise any other rights and remedies that Purchaser may have at law or in equity, including, without limitation, an action for damages.

     12.2  Purchaser's Default.  If Purchaser shall default in the performance
           -------------------
of any of its obligations hereunder, and if such default is not cured within fifteen (15) days after written notice to Purchaser specifying such default, then Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement by written notice to Purchaser and the Earnest Money shall thereupon be paid by the Escrow Agent to Seller. Retention by Seller of the Earnest Money is intended as full liquidated damages and not as a penalty. Seller and Purchaser acknowledge and agree that it would be difficult to ascertain precisely the actual damages suffered by Seller as a result of any default by Purchaser, that such liquidated damages represent the parties best estimate of such damages and are a reasonable estimate of such damages.

                                 ARTICLE XIII
                                 Miscellaneous
                                 -------------

     13.1  Survival.  The covenants, indemnities and agreements of Seller and of
           --------
Purchaser set forth herein and in the Closing Documents shall survive Closing for a period of eighteen (18) months after the Closing. Notwithstanding the foregoing, the representations and warranties contained herein or the Closing Documents, including the indemnities to the extent that they relate thereto, shall survive Closing for a period of eighteen (18) months after the Closing Date except as to Losses of which written notice has been given prior to the expiration of such eighteen (18) month period in accordance with the provisions of this Agreement.

     13.2  Notices.  Notices must be in writing and sent to the party to whom or
           -------
to which such notice is being sent, by (a) certified or registered mail, postage prepaid and return receipt requested, (b) commercial overnight courier service,
(c) delivered by hand with receipt acknowledged in writing or (d) facsimile, in each case addressed as follows:

           To Purchaser:

               GGP-Tucson Mall L.L.C.
               110 N. Wacker Drive
               Chicago, Illinois 60606
               Attention: Joel Bayer
               Fax No.: (312)960-5475

           with a copy thereof to:

               Neal, Gerber & Eisenberg
               Two North LaSalle Street
               Suite 2200
               Chicago, Illinois 60602
               Attention: Reuben C. Warshawsky
               Fax No.: (312)269-1747

           To Seller:

               JCP Realty, Inc.
               6501 Legacy Drive
               Plano, Texas 75024-3698
               Attention: Margaret Johnson
               Fax No.: (972)431-1626

All notices (i) shall be deemed to be delivered and effective (A) upon personal delivery to and receipt by the person to whom delivered (or upon refusal to accept delivery), or (B) upon receipt or refusal to accept delivery, if deposited in United States registered or certified mail, return receipt requested, or (C) upon receipt (or upon refusal to accept delivery) if deposited with an overnight express courier for next day delivery, or (D) the date transmitted if sent by facsimile during business hours at the location to be received so long as a confirmation report is received from the sending machine and (ii) may be given either by a party or by such party's attorneys. The cost of delivery shall be borne by the party delivering the notice.

     13.3  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, and all of which shall constitute a single document when at least one counterpart has been executed and delivered by each party hereto.

     13.4  Amendments.  Except as otherwise provided herein, this Agreement may
           ----------
not be changed, modified, supplemented or terminated, except by an instrument executed by both Seller and Purchaser.

     13.5  Waiver.  Each party shall have the right exercisable in its sole and
           ------
absolute discretion, but under no circumstances shall be obligated, to waive or defer compliance by any other party with its obligations hereunder or to waive satisfaction of any conditions contained herein for its benefit. No waiver by any party of a breach of any covenant or a failure to satisfy any condition shall be deemed a waiver of any other or subsequent breach or failure to satisfy any other condition. All waivers of any term, breach or condition hereof must be in writing.

     13.6  Successors and Assigns.  Subject to the provisions of Sections 13.10
           ----------------------
and 13.16, the terms, covenants, agreements, indemnities, conditions, representations and warranties contained in this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     13.7  Third Party Beneficiaries.  The provisions of this Agreement are made
           -------------------------
for the benefit of the parties hereto (and the Indemnified Purchaser Persons and the Indemnified Seller Persons with respect to Sections 10.1 and 10.2), and their respective successors in interest and assigns and are not intended for, and may not be enforced by, any other person or entity.

     13.8  Partial Invalidity.  If any term or provision of this Agreement or
           ------------------
the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     13.9  Governing Law.  This Agreement has been made pursuant to and shall be
           -------------
governed by the laws of the State of Arizona (without regard to conflicts of law rules).

     13.10 Assignment.  This Agreement may not be assigned or delegated by any
           ----------
party without the written consent of the other except as provided in Section
13.16 and that Purchaser may assign this Agreement to an Affiliate of Purchaser, it being acknowledged and agreed by Purchaser that no such assignment shall relieve Purchaser of its obligations under this Agreement.

     13.11 Headings; Exhibits.  The headings or captions of the various Articles
           ------------------
and Sections of this Agreement have been inserted solely for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

     13.12 Gender and Number.  Words of any gender shall include the other
           -----------------
gender and the neuter. Whenever the singular is used, the same shall include the plural wherever appropriate, and whenever the plural is used, the same also shall include the singular where appropriate.

     13.13 Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
among the parties with respect to the subject matter hereof and supersedes any prior written or oral understandings and/or agreement among them with respect thereto.

     13.14 Costs of Enforcement.  In the event that any action is brought by any
           --------------------
party or parties to this Agreement against any other party or parties to enforce rights under this Agreement, the prevailing party's or parties' costs in such action, including reasonable attorneys' fees, shall be paid by the other party or parties. Any amounts owing hereunder which are not paid when due shall bear interest at the per annum rate equal to the prime rate of Bank of America (or any successor), as the same may change from time to time, plus four percent.

     13.15 Time of the Essence.  Time is of the essence with regard to each
           -------------------
provision of this Agreement. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or banking holiday, then the time of that period shall be deemed extended to the next day which is not a Sunday, Saturday or banking holiday. Each and every day described herein shall be deemed to end at 5:00 p.m. Central Standard Time.

     13.16  Seller's 1031 Exchange.  Purchaser acknowledges that Seller intends
            ----------------------
to effect the exchange of its undivided tenant in common interest in Tucson Mall as the disposition of "relinquished property" in connection with a deferred exchange transaction for other "replacement property" of like-kind and qualifying use pursuant to Section 1031 of the Code and the Treasury Regulations promulgated thereunder, provided that Seller utilizes the services of a "qualified intermediary" as defined in Treasury Regulation (S)1.1031(k)-1(g)(4) ("Intermediary") to effectuate such Section 1031 exchange. Purchaser agrees to reasonably cooperate in the accomplishment of that purpose, including executing any and all documents reasonably requested by Seller, provided only that (a) Purchaser shall not be required to be vested in title to any property other than the Property, (b) Purchaser shall incur no liability or expense arising out of or related to the Section 1031 exchange (and shall only incur such liability or expense expressly contemplated in this Agreement), (c) no such document shall adversely affect Purchaser in any respect or change any economic terms and conditions of the transaction with respect to Purchaser) and (d) Purchaser shall not be delayed in the Closing. Seller may assign its rights, but not its obligations, under this Agreement to an Intermediary on or before the Closing Date without Purchaser's consent for purposes of effectuating a Section 1031 exchange. Notwithstanding an assignment to the Intermediary, Seller shall remain fully liable under the terms of this Agreement, any warranties and representations of Seller set forth in this Agreement or required pursuant to this Agreement shall remain the representations and warranties of Seller, and in the event of a breach, Purchaser may proceed directly against Seller without the need to join the Intermediary. Seller shall indemnify, defend and hold Purchaser harmless from and against any and all liabilities, obligations, causes of action, suits, claims, costs and expenses, including, without limitation, reasonable attorneys fees and costs, arising from or related to any such Section 1031 exchange with respect to the Property or any portion thereof. Furthermore, Seller shall reimburse Purchaser at Closing for all out-of-pocket expenses incurred by Purchaser in excess of those that would have been incurred if Seller has not elected to effect a Section 1031 exchange. Seller acknowledges that Seller is not relying on any representations of Purchaser or Purchaser's counsel with respect to the federal, state or local income tax treatment of Seller in connection with a Section 1031 transaction involving the Property.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

PURCHASER:                                   SELLER:

GGP-TUCSON MALL L.L.C.,                      JCP REALTY, INC.,
a Delaware limited liability company         a Delaware corporation

By: GGP LIMITED PARTNERSHIP,
    a Delaware limited partnership,          By: /s/ John P. Garvey
                                                 -------------------------------
    its sole member                              John P. Garvey
    By: GENERAL GROWTH PROPERTIES, INC.,         Executive Vice President
        a Delaware corporation,
        its general partner


        By: /s/ Joel Bayer
            ----------------------------
            Joel Bayer
            Senior Vice President

                        LIST OF EXHIBITS AND SCHEDULES

Exhibits/Schedule         Description

Exhibit A          Legal Description of the Land
Exhibit B          Form of Earnest Money Escrow Agreement
Exhibit C          Form of Closing Escrow Agreement
Exhibit D          Permitted Exceptions
Exhibit E-1        Form of Estoppel Letter for Tenants
Exhibit E-2        Form of Estoppel Letter for Parties to the REA
Exhibit E-3        Form of Anchor Sublease Estoppel
Exhibit F          Form of Estoppel Certificate for the Ground Lessor
Exhibit G          Existing Loan Documents
Exhibit H          Form of TIC Parties Consent
Exhibit H-1        Form of Tusar Consent and Estoppel Certificate
Schedule 1.1-1     Anchors
Schedule 1.1-2     Anchor Subleases
Schedule 1.1-3     Outparcel Subleases
Schedule 1.1-4     Personalty
Schedule 7.1(e)    Rent Roll
Schedule 7.1(f)    Schedule of Arrearages
Schedule 7.1(g)    Leases and Claims under Leases
Schedule 7.1(h)    Claims under REA
Schedule 7.1(i)    Contracts
Schedule 7.1(j)    Permits and Licenses
Schedule 7.1(k)    Location of Underground Storage Tanks
Schedule 7.1(l)    Promotional Association Matters
Schedule 7.1(m)    Pending or Threatened litigation
Schedule 7.1(s)    Insurance Policies
Schedule 7.1(t)    Bankruptcy Proceedings and Other Matters Affecting Parties
Schedule 7.1(bb)   Claims under Anchor Subleases